SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. n/a)

Filed by the Registrant                     [X]
Filed by a Party other than Registrant      [ ]

Check the appropriate box:

[  ]     Preliminary Proxy Statement
[  ]     Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[X ]     Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

         General Communication, Inc.
         (Name of Registrant as Specified in Its Charter)

         N/A
         (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and
         0-11.

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                  applies:

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                  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fees is calculated and state how it was determined):

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         e)       Total fee paid:

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         4)       Date Filed:

                             LETTER TO SHAREHOLDERS

                                  May 18, 2005

                     Re: 2005 Annual Meeting of Shareholders
                         of General Communication, Inc.


Dear Shareholder:

         The board of directors of General Communication, Inc. cordially invites and encourages you to attend our annual meeting of shareholders. The meeting will be held at Josephine's Restaurant on the 15th floor in the Sheraton Hotel at 401 East 6th Avenue in Anchorage, Alaska at 6:00 p.m. (Alaska Daylight Time) on Monday, June 27, 2005. Our board has chosen the close of business on April 29, 2005 as the record date for determining the shareholders entitled to notice of, and to vote at, the meeting. Please join us for a reception preceding the meeting, commencing at 5:00 p.m.

         Copies of the Notice of Annual Meeting of Shareholders, Proxy and Proxy Statement are enclosed covering the formal business to be conducted at the meeting. Also enclosed for your information is a copy of our annual report to shareholders in the form of our Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission.

         At the meeting, our shareholders will be asked to elect an individual to fill one position on our classified board, to approve an amendment to, and ratify a restatement of, our Amended and Restated 1986 Stock Option Plan and to conduct other business as described more fully in the Proxy Statement and as may properly come before the meeting. Regardless of the number of shares you own, your careful consideration of, and vote on, these matters is important.

         In order to ensure that we have a quorum and that your shares are voted at the meeting, please complete, date and sign the enclosed Proxy and return it promptly in the enclosed addressed and stamped envelope.

         In addition to conducting the formal business at the meeting, we shall also review our activities over the past year and our plans for the future. I hope you will be able to join us.

                                          Sincerely,



                                          /s/ Ronald A. Duncan
                                          Ronald A. Duncan
                                          President and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 27, 2005

                                                                    May 18, 2005

To the Shareholders of
General Communication, Inc.

         You are cordially invited to attend the annual meeting of shareholders of General Communication, Inc. ("Company", "we", "our", "us"). The meeting will be held at Josephine's Restaurant on the 15th floor in the Sheraton Hotel at 401 East 6th Avenue in Anchorage, Alaska at 6:00 p.m. (Alaska Daylight Time) on Monday, June 27, 2005. At the meeting, our shareholders will consider and vote upon the following matters:

         o Electing one director, for a three year term, as part of Class I of our classified board of directors

         o Approving an amendment to, and ratifying a restatement of, our Amended and Restated 1986 Stock Option Plan, including establishing certain incentive stock options, nonstatutory stock options, restricted stock awards and otherwise revising the plan

         o Transacting such other business as may properly come before the annual meeting and any adjournment or adjournments of it

         The above matters are more fully described in the accompanying Proxy Statement. Please join us for a reception preceding the annual meeting, commencing at 5:00 p.m.

         The close of business on April 29, 2005 has been fixed as the record date for the annual meeting. Only holders of shares of our Class A common stock, Class B common stock and Series B convertible, redeemable, accreting preferred stock of record as of that date will be entitled to notice of, and to vote at, the annual meeting or any adjournment or adjournments of it.

         The accompanying form of Proxy is solicited by our board. The enclosed Proxy Statement contains further information with regard to the business to be transacted at the meeting. A list of our shareholders as of the record date will be kept at the offices of the Company at 2550 Denali Street, Suite 1000, Anchorage, Alaska 99503 for a period of 30 days prior to the meeting and will be subject to inspection by any of our shareholders at any time during normal business hours.

         In order to ensure that we have a quorum and that your shares are voted at the annual meeting, please sign and date the enclosed Proxy and mail it to our transfer agent (Mellon Investor Services LLC) in the enclosed, addressed and stamped envelope. If you send in your Proxy and later do attend the meeting, you may then withdraw your Proxy should you desire to do so. However, in this case, you must revoke your Proxy in writing and present the written revocation at the meeting. Thereafter, you may vote in person if you wish. The Proxy may be revoked at any time prior to its exercise.

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         /s/ John M. Lowber
                                         John M. Lowber, Secretary

                           GENERAL COMMUNICATION, INC.
                         2550 Denali Street, Suite 1000
                             Anchorage, Alaska 99503
                             Telephone: 907.868.5600


                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 27, 2005

         We are sending this Proxy Statement with the enclosed form Proxy and Notice of Annual Meeting of Shareholders of General Communication, Inc. (unless the context otherwise requires, includes its direct and indirect subsidiaries and is referred to as "Company," "we," "us" or "our") in conjunction with the 2005 annual meeting of our shareholders. The meeting will be held at Josephine's Restaurant on the 15th floor in the Sheraton Hotel at 401 East 6th Avenue in Anchorage, Alaska at 6:00 p.m. (Alaska Daylight Time) on Monday, June 27, 2005.

         We invite you to attend the annual meeting and request that you vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, date, sign and return the enclosed form Proxy.

         This Proxy Statement, the Letter to Shareholders, Notice of Annual Meeting, and the accompanying Proxy are first being sent or delivered to you and other shareholders of the Company on or about May 18, 2005. A copy of the Company's Annual Report, in the form of the Company's Form 10-K for the year ended December 31, 2004 ("Annual Report"), accompanies this Proxy Statement. See, "Annual Report."


DATED:  May 18, 2005

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
COMPANY ANNUAL MEETING.......................................................1

MANAGEMENT OF COMPANY........................................................17

CODE OF BUSINESS CONDUCT AND ETHICS..........................................44

CERTAIN TRANSACTIONS.........................................................45

OWNERSHIP OF COMPANY.........................................................54

LITIGATION AND REGULATORY MATTERS............................................59

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS.............................60

ANNUAL REPORT................................................................62

SHAREHOLDER COMMUNICATIONS...................................................62

FUTURE SHAREHOLDER PROPOSALS AND RECOMMENDATIONS.............................63


                                                                          Page i
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                             COMPANY ANNUAL MEETING

Voting Procedure

         Overview. This Proxy Statement is furnished to you and our other shareholders because our board of directors is soliciting shareholder proxies to vote at our 2005 annual meeting of shareholders.

         Time and Place. Our annual meeting will be held at Josephine's Restaurant on the 15th floor in the Sheraton Hotel at 401 East 6th Avenue in Anchorage, Alaska at 6 p.m. (Alaska Daylight Time) on Monday, June 27, 2005. A reception for our shareholders will commence at 5 p.m. at that location.

         Delivery. The Proxy Statement, Letter to Shareholders, Notice of Annual Meeting and accompanying board proxy ("Proxy") are first being sent or delivered to our shareholders on or about May 18, 2005. A copy of our Annual Report accompanies this Proxy Statement.

         Exhibits to that Form 10-K are not enclosed. However, that form includes a list briefly describing all of those exhibits. In addition, we will furnish a copy of an exhibit to a shareholder upon written request to us and payment of a fee to cover our expenses in furnishing that exhibit.

         Purpose. As indicated in the Notice of Annual Meeting, the following matters will be considered and voted upon at our annual meeting:

         o Electing one director in Class I of our classified board for a three-year term.

         o Approving an amendment ("Plan Amendment") to, and ratifying a restatement of, our Amended and Revised 1986 Stock Option Plan ("Stock Option Plan"), including establishing certain incentive stock options ("Incentive Options"), nonstatutory stock options ("Nonstatutory Options"), restricted stock awards ("Restricted Awards"), and otherwise revising the plan.

         o Transacting such other business as may properly come before the meeting and any adjournment or adjournments of it.

         Outstanding Voting Securities. Our board has chosen the close of business on April 29, 2005 as the record date for our annual meeting ("Record Date"). Only holders of our Class A and Class B common stock and Series B preferred stock as of the

Record Date will be entitled to notice of, and to vote at, that meeting. As of the Record Date and under our current Restated Articles of Incorporation ("Articles"), our outstanding stock was divided into three categories:

         o Class A common stock, for which the holder of a share is entitled to one vote.

         o Class B common stock, for which the holder of a share is entitled to ten votes.

         o Series B convertible, redeemable, accreting preferred stock, for which the holder has limited voting rights.

         On the Record Date, there were 50,929,978 shares of our Class A common stock and 3,859,518 shares of our Class B common stock outstanding and entitled to be voted at our annual meeting. In addition, there were, as of that date, 4,314 shares of our Series B preferred stock outstanding. Under the terms of issuance of the shares of our outstanding Series B preferred stock, the shares are entitled, with limited exception, to a number of votes at the meeting equal to the largest number of full shares of our Class A common stock into which our Series B preferred stock may be converted. As of the Record Date, that number of equivalent shares of our Class A common stock (excluding equivalent shares, if any, of our Class A common stock representing dividends accrued through that date) was 777,298 shares.

         Voting Rights, Votes Required for Approval. At our annual meeting, a simple majority of our issued and outstanding common stock and preferred stock entitled to be voted as of the Record Date, represented in person or by proxy, will constitute a quorum. As an example and based upon the shareholdings as of the Record Date, a quorum would be established by the presence of shareholders, directly or by proxy, holding at least 5,778,751 shares of our Class A common stock, all 3,859,518 shares of our Class B common stock, and all 4,314 shares of our Series B preferred stock. See "Certain Transactions: Series B Agreement."

         Because of the ten-for-one voting power of our Class B common stock, shares of that stock have a substantial impact on the voting power for purposes of taking votes on matters addressed at our annual meeting. The total number of votes to which our Class A common stock (including our issued and outstanding Series B preferred stock on an as-converted basis) and our Class B common stock were entitled as of the Record Date were 51,707,276 and 38,595,180, respectively.

         With a quorum present, adoption of our annual meeting proposals pertaining to electing directors, approving the Plan Amendment and approving other matters to be addressed at the annual meeting will each require an affirmative vote by the holders of at least a simple majority of the voting power of our issued and outstanding Class A

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common stock (including the issued and outstanding Series B preferred stock on an as-converted basis) and our Class B common stock entitled to vote as of the Record Date and represented in person or by proxy at the meeting. Under the Articles, voting on these items must be by our Class A and Class B common stock and our Series B preferred stock, all voting as a group.

         The Articles expressly provide for non-cumulative voting in the election of directors.

         As of the Record Date, the number and percentage of outstanding shares entitled to vote held by our directors and executive officers and their affiliates were 2,403,667 shares of our Class A common stock (not including our issued and outstanding Series B preferred stock on an as-converted basis), constituting approximately 4.7% of our outstanding stock in that class, and 2,043,788 shares of our Class B common stock, constituting approximately 53.0% of the outstanding stock in that class.

         Voting Methods. By Mail - By signing and returning the enclosed form Proxy according to the instructions provided, you are enabling the individuals named on the Proxy to vote your shares at the annual meeting in the manner you indicate. We encourage you to sign and return the Proxy even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting.

         By Telephone or Internet - Instructions for voting by telephone and over the Internet are included with this Proxy Statement. If you vote by telephone or over the Internet, you do not need to complete and mail your Proxy to us.

         In Person at the Annual Meeting - In the event you shall plan to attend the annual meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the shareholder of record, and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name. In that case, and if you wish to vote at the meeting, you must bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

         Proxies. The accompanying form Proxy is being solicited on behalf of our board for use at our annual meeting.

         Subject to the conditions described in this section, the shares represented by each Proxy executed in the accompanying form of Proxy will be voted at our annual meeting in accordance with the instructions in that Proxy. The Proxy will be voted for our board's nominees for directors as a classified board and as otherwise specified in the Proxy, unless a contrary choice is specified. The form Proxy also gives discretionary authority to the holder on other matters. See, within this section, "- Other Business."

         All votes cast by our shareholders, directly or by Proxy completed and executed in accordance with the instructions on the Proxy, will be counted at our annual meeting. A Proxy having no clear indication of a vote on a proposal to be addressed at our annual meeting will be voted "for" the corresponding proposal, as the case may be. A proxy having conflicting indications or more than one selection on a proposal to be addressed at our annual meeting will not be voted on that matter but will be used for purposes of establishing a quorum.

         A Proxy clearly marked as withholding authority to elect a nominee or otherwise as abstaining on a proposal to be addressed at our annual meeting will be honored and not voted (although present and entitled to vote). Similarly, a broker holding shares of record for their beneficial owner generally is not entitled to vote on matters before our annual meeting unless the owner gives that broker specific voting instructions. The votes that the broker would have cast should that owner have given those specific instructions (commonly called "broker non-votes") are not considered as votes cast for purposes of the proposals and other matters addressed at our meeting. However, such withholding of, or abstaining from, voting and broker non-votes will be counted as present for purposes of establishing a quorum for our meeting, and they will have the effect of votes against approval of the proposals and other matters addressed at our meeting.

         Voting by Employees Participating in Our Stock Purchase Plan. Our Qualified Employee Stock Purchase Plan ("Stock Purchase Plan") provides that each participant in the plan is entitled to vote the pro rata portion of shares of our common stock held by the plan and allocated to the participant. Should a participant in the Stock Purchase Plan decline or otherwise not respond to an opportunity to vote those shares, the plan provides that the shares are to be voted by the Plan Committee, which administers the Stock Purchase Plan. These shares would also be counted for purposes of establishing a quorum.

         Revocability of Proxies. A Proxy executed in the form enclosed may be revoked by the shareholder signing the Proxy at any time before the authority granted under the Proxy is exercised by giving written notice to the Secretary of our board at the principal executive offices of the Company as identified on the cover page of this Proxy Statement. The notice may also be delivered to the Secretary at our annual meeting prior to a vote using the Proxy. Thereafter, a shareholder revoking the Proxy may vote in person or by other proxy as provided by our Bylaws, as revised and in effect as of the Record Date ("Bylaws"). A shareholder wishing to revoke the Proxy may do so by executing another valid proxy bearing a later date.

         Cost of the Proxy Solicitation. The expenses of the Proxy solicitation made by our board for our annual meeting, including the cost of preparing, assembling and mailing the Notice of Annual Meeting, Proxy, Proxy Statement, and return envelopes, the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees or fiduciaries for forwarding such documents to beneficial owners, are to be paid by us. In addition to the mailing of these proxy materials, solicitation may be made in person or by telephone, telecopy, telegraph, or electronic mail by our officers, directors, or regular employees, none of whom are to receive additional compensation for that effort.

Director Elections

         Overview. As of the Record Date, our board was composed of eight directors classified into the following three classes with the number of members as indicated: Class I (two members), Class II (three members), and Class III (three members). However, one of our directors in Class I, Stephen A. Reinstadtler, has for personal reasons declined to be a nominee for another term on our board. Our board has resolved to reduce its size from eight to seven directors and thereby to reduce the number of director positions in Class I from two to one. These changes are to be effective immediately prior to the director election at our annual meeting.

         Therefore, at our annual meeting, one individual will be elected in Class I of our board for a three-year term. The individual so elected will serve subject to the provisions of the Bylaws and until the election and qualification of the individual's successor.

         Our Nominating and Corporate Governance Committee ("Nominating and Corporate Governance Committee") has as one of its responsibilities to seek out, from time to time, candidates as prospective board members. These candidates may be identified through the efforts of individual members of the Nominating and Corporate Governance Committee, members of our board, generally, shareholder recommendations accepted by the committee, and, in the committee's discretion, through consultants as otherwise provided in our Nominating and Corporate Governance Committee Charter ("Nominating and Corporate Governance Committee Charter"). See "Future Shareholder Proposals and Recommendations:
Recommendations."

         Prospective candidates must meet the minimum criteria set forth in the Nominating and Corporate Governance Committee Charter taking into consideration the appropriate size of our board, the committee's understanding of our strategic direction requirements, and the specific compositional needs of our board. In addition, in reviewing and making recommendations regarding existing board members, the committee takes into consideration results of evaluations of existing board members and the wishes of an affected existing board member to be re-nominated.

         The minimum criteria set forth in the Nominating and Corporate Governance Committee Charter for selection as a committee-recommended nominee for a position on the board are as follows:

         o Be between and including 21 and 70 years of age (although, in the event a person reaches the upper limit of that age while a director, that person's term as director immediately terminates and the director is required by our Bylaws to resign from the board).

         o Possess basic skills and characteristics required as prerequisites for each member, unless otherwise specified, on the board which must include, but are not limited to, the following -

             o Knowledge, skills and experience in at least one of the primary industries in which we operate.

             o Ability to read and understand fundamental financial statements, including our balance sheet, income statement and cash flow statement, and have at least familiarity with the underlying accounting rules and practices.

             o   Ability to understand our key business and financial risks.

             o Appreciation of the relationship of our business to changing needs of society.

             o With respect to at least one member of our board, skills, attributes, and financial sophistication of an audit committee financial expert as the term is defined in the charter.

             o With respect to at least a simple majority of the authorized members of our board, each be an independent director as the term is defined in the Nasdaq Stock Market corporate governance listing standards (to which we are subject) and incorporated into the charter, i.e., an individual other than one of our officers or employees or any other individual having a relationship which in the opinion of our board would interfere with the exercise of independent judgment in carrying out the responsibilities of a director ("Independent Director").

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
             o Other skills and characteristics specifically identified and approved by the committee.

         We believe that the nominees proposed for election as directors are willing to serve as such. Our board intends that the proxyholders named in the accompanying form of Proxy or their substitutes will vote for the election of these nominees unless specifically instructed to the contrary. However, in the event any nominee at the time of the election shall be unable or unwilling or shall otherwise be unavailable for election and as a consequence, other nominees shall be designated, those proxyholders or their substitutes will have discretion and authority to vote or refrain from voting in accordance with their judgment with respect to other nominees.

         Director Independence. Messrs. Edgerton and Mooney, members of our board, are officers of MCI, Inc. ("MCI"). As of the Record Date, MCI was the holder of in excess of 5% of the Company's outstanding shares of Class B common stock. Mr. Fisher, our Chairman of the Board, while in that capacity an officer under our Bylaws and responsible for the conduct of our board meetings and shareholder meetings when present, is considered by our board to have no greater influence on our affairs or authority to act on behalf of us than any other non-executive director on our board.

         Our board believes each of its members satisfies that definition of an Independent Director, with the exception of Mr. Duncan who is an officer and employee of the Company. That is, in the case of all other board members, our board believes each of them is an individual having a relationship which would not interfere with the exercise of independent judgment in carrying out the member's responsibilities to us.

         Rights of Holders of Series B Preferred Stock in Nomination to, or Observer Status Regarding, the Board. Under the terms of the issuance and sale of our Series B preferred stock, so long as any shares of that stock remain outstanding, we must cause our board to include one seat, the nominee for which is to be designated under terms of that sale. As of the Record Date, those specific terms were not effective, although they could in the future become effective with the issuance of additional shares of our Series B preferred stock to another holder or should the present holder of the outstanding Series B preferred stock, Toronto Dominion, not be prohibited from participation in the designation of that board member by law or regulation, including the federal Bank Holding Company Act.

         The Series B Agreement provides that, upon designation of an individual by the holders of our Series B preferred stock, our board must cause that individual to be nominated for approval by the holders of our common stock at each meeting of our shareholders at which directors are to be elected. Our board is then expected, upon that nomination, to recommend approval of that designated individual. In the event the holders of the our common stock shall fail to elect that designated individual, the holders of Series B preferred stock will have the right to appoint an observer to attend the meetings of our board. Independent of that observer right, if at any time the designee to our board is not an employee of Toronto Dominion or its affiliates, then that investor would have an additional right to appoint an observer to attend all meetings of our board.

         While Toronto Dominion has in the past had an associated individual on our board, as of the Record Date no one served on our board in that capacity, and Toronto Dominion had not requested such observer status to the board. See, "Certain Transactions: Series B Agreement."

         Recommendation of Board. Our board recommends to our shareholders a vote "FOR" the slate of one individual as a director in the position up for election at our annual meeting, i.e., a vote for proposal number 1 of the Proxy. This slate is as follows:

         o   Jerry A. Edgerton (Class I)

This nominee has been recommended by the Nominating and Corporate Governance Committee. Background and other information on the nominee are provided elsewhere in this Proxy Statement. See, "Management of Company."

Plan Amendment

         Overview. The proposed Plan Amendment revises and restates the Stock Option Plan ("Amended Plan") to provide Incentive Options in our Class A common stock, as before and, as a new feature of the Amended Plan, certain Nonstatutory Options. In addition, the Amended Plan provides for Restricted Awards. The Incentive Options and Nonstatutory Options are some times referred to below, collectively, as "Options," and Options and Restricted Awards are some times referred to below, collectively, as "Awards." The Options are rights to purchase shares of our Class A common stock at a stated price for a specified period of time. A Restricted Award means an award of shares of our Class A common stock, subject to vesting conditions as set forth in the Amended Plan.

         Subject to our shareholders' approval of the Plan Amendment, we intend to grant Restricted Awards, from time to time, to further the purpose of the Amended Plan as described below. In particular, we intend to grant such Restricted Awards in conjunction with out Director Compensation Plan, including the contingent grant of stock as described elsewhere in this Proxy Statement ("Pending Awards"). See, "Management of Company: Director Compensation" and within this section "- Pending Awards."

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
         The following is a brief description of the present Stock Option Plan, Pending Awards, description of the proposed Amended Plan, the need for the Plan Amendment and our recommendation on its adoption by the shareholders.

         Stock Option Plan. The terms, history and purpose of our Stock Option Plan are discussed elsewhere in the Proxy Statement. Also discussed elsewhere in this statement, as of the Record Date, are the number of shares subject to outstanding options under the plan, the number of shares issued upon exercise of options under the plan and the number of shares remaining available for grant under the plan. See, "Management of Company: Stock Option Plan."

         Under our Stock Option Plan, our key employees (including officers and directors who are employees) and non-employee directors of, and consultants or advisers to, us are eligible for option grants. The selection of optionees is made by our Compensation Committee ("Compensation Committee"). In selecting an optionee, as well as in determining the number of shares subject to each option, our Compensation Committee takes into consideration such factors as it deems relevant in connection with accomplishing the purpose of the plan.

         Our Stock Option Plan provides that payment upon exercise of an option may be in the form of money or shares of our Class A common stock. The plan further provides, notwithstanding other restrictions on transferability of options, that an optionee, with approval on our Compensation Committee, may transfer an option for no consideration to, or for the benefit of, the optionee's immediate family. There is no restriction in the Stock Option Plan that an option granted under the plan must be held by the optionee for a minimum period of time.

         Under the Stock Option Plan, the board's authority to modify or amend the plan is subject to prior approval of our shareholders only in cases of increasing the number of shares of our stock allocated to, and available and reserved for, issuance under the plan, or implementing the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code") relating to employee remuneration in excess of $1 million. Under our Stock Option Plan, Compensation Committee members are to consist only of our board members, or solely of two or more "non-employee directors" as defined in federal securities regulation, or, in the context of implementing the provisions of Section 162(m), solely of two or more "outside directors" when options are granted to "covered employees" as those terms are defined in that section. The plan provides that an option granted to a person may be terminated for cause as defined in the plan.

         With limited exception, no maximum or minimum exists with regard to the amount, either in dollars or in numbers, of options that may be exercised in any year, either by a single optionee or by all optionees under the Stock Option Plan. At the 2002 annual meeting, shareholders approved an amendment to the plan placing a limitation on accumulated grants of options of not more than 500,000 shares of Class A common stock per optionee per year. This limitation was made part of the plan to enable us to take advantage of the provisions of Section 162(m) of the Code should we choose to do so. With this exception, there are no fixed limitations on the number or amount of securities being offered, other than the practical limitations imposed by the number of employees eligible to participate in the plan and the total number of shares of stock authorized and available for granting under the plan. Shares covered by options which have terminated or expired for any reason prior to their exercise are available for grant of new options pursuant to the plan.

         There were, as of the Record Date, 13 executive officers, including 5 of the Named Executive Officers (as defined elsewhere, see "Management:
Executive Compensation"), 6 current directors (including their affiliated companies) who are not executive officers and 480 other employees (including officers who are not executive officers), participating in the Stock Option Plan. This level of participation is out of a total 13 eligible executive officers, 5 Named Executive Officers , 7 current directors who are not executive officers, and 1,346 employees (including officers who are not executive officers) of the Company. The plan has been in place for many years. Options under the plan are granted in the discretion of our Compensation Committee.

         As of the Record Date, the closing sale price on the Nasdaq Stock Market was $8.43 per share of our Class A common stock.

         The federal income tax consequence of an optionee's participation in our Stock Option Plan is complex and subject to change. The following discussion is only a summary of the general rules applicable to the options offered pursuant to the plan. We assume no responsibility in connection with the income tax liability of any optionee. Under the administration of the plan, optionees are urged to obtain competent professional advice regarding the applicability of federal, state, and local tax laws.

         Options are granted under our Stock Option Plan are characterized for federal income tax purposes as non-qualified stock options. Options are not actively traded on an established securities market. When granted, options under the plan will not have a readily ascertainable fair market value. Accordingly, an optionee will not be subject to federal income tax upon grant of that option. However, upon exercise of the option, the excess of the then fair market value of the shares purchased over the aggregate option exercise price for the shares constitutes ordinary income to the optionee, and that ordinary income is subject to federal income tax withholding by us.

         Upon resale of any shares acquired pursuant to the exercise of an option, the difference between the sale price and the optionee's basis in the shares will be treated as a capital gain or loss and will be characterized as long-term capital gain or loss if the shares have been held for more than 12 months at the date of their disposition. The optionee's basis for determination of gain or loss upon any subsequent disposition of shares acquired with exercise of the option will be the amount paid for such shares, plus any ordinary income recognized as a result of the exercise.

         Generally, there will be no federal income tax consequence to us upon the grant or termination of an option under the Stock Option Plan or the sale or disposition of the shares acquired upon the exercise of the option. However, upon the exercise of an option by the optionee, we are entitled to claim a deduction against our gross income, for federal income tax purposes, equal to the amount of ordinary income the optionee is required to recognize as a result of the exercise, with two limitations. These limitations are that the cost to us of the options must constitute an ordinary and necessary business expense and that we must have satisfied our withholding obligations under the Code.

         Pending Awards. As of the Record Date, our board had contingently granted 3,330 shares of Class A common stock to each of certain directors on our board pursuant to the Director Compensation Plan, i.e., the Pending Awards, as further described elsewhere in the Proxy Statement. See, "Management of Company:
Director Compensation." The Pending Awards are to be made as Restricted Awards and are contingent upon shareholder approval of the Plan Amendment.

         The closing price on the Nasdaq Stock Market for the Class A common stock as of the date of the grant of the awards (December 22, 2004) was $10.83 per share. Therefore, the dollar value for each block of shares to be awarded was $36,064 at that time.

         Our board intends to grant Restricted Awards to our directors in the future through the Director Compensation Plan, using the Amended Plan as a source of the underlying shares thereby awarded. Because the awards under the Director Compensation Plan are contingent upon attendance, it is impossible to determine the benefits which may be received by, or allocated to, the Named Executive Officers or any other of our officers, directors or employees, directly or as a group, as a result of the Plan Amendment.

         Plan Amendment and Amended Plan. The Plan Amendment makes a number of basic changes to the structure of the Stock Option Plan and to the form of equity offerings made through it. In addition, there are a number of new features incorporated into it from the standpoint of its administration, treatment of insiders, i.e., officers, directors and others whose transactions in our Class A common stock are subject to Section 16 of the Securities Exchange Act of 1934 ("Exchange Act"), authority of the Compensation Committee and indemnification of its members, repurchase rights and termination of rights of a grantee under the Amended Plan. The following discussion focuses on the Plan Amendment. However, because of the significant changes brought about through the Plan Amendment, we address the amendment in the context of the resulting Amended Plan.

         The Amended Plan retains the general purpose of the Stock Option Plan to award special incentives to select officers, directors and other employees of, and consultants and advisors to, the Company. The purpose is to promote the business of the Company and to encourage these persons to accept or continue their relationship with us. To accomplish this purpose, the Amended Plan expands the offerings from basic incentives options to Incentive Options, Nonstatutory Options and Restricted Awards in shares of Class A common stock of the Company. Regardless of the form under the Amended Plan, an Award to be a valid and binding obligation of the Company, must be evidenced by a fully executed award agreement which incorporates the terms of the Amended Plan ("Award Agreement").

         An Incentive Option is defined by the Amended Plan as an option intended to be one which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code. That is, it is an option which is granted pursuant to a plan, is granted within 10 years from the date the plan is adopted or approved by the shareholders, whichever is earlier, by its terms is not exercisable after the expiration of 10 years from the date the option is granted, has an option price which is not less than the fair market value of the stock at the time the option is granted, is by its terms not transferable otherwise than by will or laws of descent and distribution, is exercisable during the lifetime of the grantee and only by the grantee, and is one in which the grantee, at the time of grant of the option, does not own stock possessing more than 10% of the total combined voting power of all classes of the issuers' stock.

         A Nonstatutory Option is defined by the Amended Plan as an option not intended to be an Incentive Option within the meaning of Section 422(b) of the Code.

         The Amended Plan continues our administration of options through the Compensation Committee or other committee of our board, as appointed by our board. The Amended Plan provides that the committee is to have such power as specified by the board. If no committee of the board is appointed to administer the Amended Plan, the plan provides that it is to be administered by the board. The Amended Plan specifically provides that, so long as the Company is registered pursuant to Section 12 of the Exchange Act, the plan is to be administrated in compliance with the requirements, if any, of Rule 16b-3 adopted pursuant to the Exchange Act.

         The Amended Plan provides, as does the Stock Option Plan presently, that if the Company is a "publicly held corporation" within the meaning of
Section 162(m) of the Code, the board may establish a committee of "outside directors" within the meaning of Section 162(m) to approve the grant of an Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for measuring tax purposes under Section 162(m) of the Code.

         The express powers of the Compensation Committee on administering the Amended Plan are essentially those presently given to that committee under the Stock Option Plan, with limited exception. That is, the Amended Plan makes clear that the committee has full and final power and authority to determine granting of Awards and number of shares of stock to be subject to an Award, to determine the type of Award granted, and, specifically, to designate Options as either Incentive Option or Nonstatutory Options. The committee is also expressly authorized to approve one or more forms of Award Agreement specifying the terms under which the Award is granted.

         The Amended Plan provides for indemnification to members of the committee administering the plan against all reasonable expenses actually incurred in connection with defense of any action, suit or proceeding to which they may be a party by reason of their association with the plan.

         The Plan Amendment does not change the maximum number of shares subject to the Stock Option Plan (and therefore to the Amended Plan). If an outstanding Award for any reason expires or is terminated or canceled without exercise, or if shares acquired pursuant to an Award subject to forfeiture are forfeited, the Amended Plan provides that such shares are returned to a pool of shares available for issuance under the plan. As with the Stock Option Plan, the Amended Plan provides for adjustments for changes in capital structure. That is, appropriate adjustments would be made to Awards should the Company declare stock dividends, stock splits or other changes in corporate structure of capitalization affecting the common stock of the Company.

         As with the Stock Option Plan, the Amended Plan provides that persons eligible to participate in the plan are limited to employees (including officers), consultants, advisors and directors of the Company (including its subsidiaries). Such Awards are granted solely at the discretion of the Compensation Committee. Eligible persons may be granted more than one Award.

         As with the Stock Option Plan, the Amended Plan sets a limit on the maximum number or shares that may be issued under Awards, granted to an individual in a calendar year, as not exceeding 500,000 shares. A further limit is established on Options to satisfy the provisions of Section 162(m) of the Code. That is, no employee is to be granted, within a Company fiscal year, one or more Options which in the aggregate are for more than 500,000 shares. A similar restriction is provided by the Amended Plan with respect to Restricted Awards.

         The Amended Plan provides that the exercise price for an Option is to be established at the discretion of the Compensation Committee, with limited exception. The exception is that no Incentive Options granted to a participant in the plan who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (including ISO-Qualifying Corporations) within the meaning of Section 422(b)(6) of the Code ("Ten Percent Owner") may have an exercise price per share less than 110% of the fair market value of the share on the effective date of the grant of the option. The Amended Plan defines an ISO-Qualifying Corporation as one satisfying the requirements of Section 424(f) of the Code. That is, it is any corporation in an unbroken chain of corporations beginning with the employer corporation if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in that chain.

         The Amended Plan provides that no Option may be exercisable after the expiration of 10 years after the effective date of the grant of the Option. It further provides that no Incentive Option granted to a Ten Percent Owner is exercisable after expiration of five years of the effective date of granting the Option.

         In addition to payment of the exercise price for an Option in the form of cash or shares of Company stock (as provided in the Stock Option Plan), the Amended Plan allows for payment by cashless exercise subject to Regulation T as adopted by the Federal Reserve System. However, in the case of payment through tender of stock, an Option may not be exercised by such tender unless the shares either have been owned by the participant for more than 6 months or were not acquired, directly or indirectly, from the Company.

         The Amended Plan also addresses the effect on an Option of termination of service of the grantee, under various circumstances, e.g. disability, death, termination of service for cause, and transferability of Options. It further makes clear that an Incentive Option may only be granted to a person who, on the effective date of grant, is an employee of an ISO-Qualifying Corporation. The Amended Plan provides that any such person who is not such an employee may be granted only a Nonstatutory Option.

         The Amended Plan, unlike the Stock Option Plan, provides for Restricted Awards. The Amended Plan provides, with limited exception, that no monetary payment is to be required as a condition of receiving shares under a Restricted Award. Restricted Awards are subject to vesting conditions as described in the corresponding Award Agreement entered into with the grantee. Until shares subject to a Restricted Award have vested, the shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of by the grantee.

         The Amended Plan provides that the grantee of a Restricted Award is to have all rights of a shareholder of the Company with respect to unvested shares of restricted stock, including the right to vote the shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event a dividend or distribution paid in shares or any other adjustment upon a change in capital structure is made, any new, substituted or additional securities to which the grantee is entitled by reason of the invested shares are to become immediately subject to the same vesting conditions as the unvested shares. A grantee will forfeit to the Company any shares which remain unvested as of the date of termination of the grantee's service to the Company.

         The Amended Plan specifically requires that the grant of an Award and issuance of shares under it must comply with all requirements of applicable federal, state and foreign law with respect to such securities. The plan further provides the grant of an Award and issuance of shares under it must comply with the requirements of the relevant stock exchange or market system upon which the shares may be listed.

         The Amended Plan provides that the Company may amend, suspend or terminate the plan at any time. The plan further provides that, without approval of our shareholders, the following are prohibited: (1) an increase in maximum aggregate number of shares that may be issued under the plan; (2) a change in the class of persons eligible to receive an Incentive Option; and (3) other amendment of the plan that would require approval of the shareholders under any applicable law, regulation or rule. The Amended Plan further provides that no amendment, suspension or termination of the plan affects any then outstanding Award unless expressly provided by the Compensation Committee. It also provides that no amendment, suspension or termination of the plan may adversely affect any then outstanding Award without the consent of the grantee, unless expressly authorized by the plan or necessary to comply with the applicable law, regulation or rules.

         The Amended Plan provides that shares issued under the plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Compensation Committee at the time the Award is granted. The plan further states that the Company has the right to assign at any time any repurchase right it may have to one or more persons as may be selected by the Company. The Amended Plan also provides that every right of action arising out of, or in connection with, the plan by or on behalf of the Company or by any shareholder against a member of our board or against one of our employees ceases and is barred by the expiration of three years from the date of the act or omission with respect to which such right of action is alleged to have arisen.

         In adopting the Plan Amendment and thereby recasting the Stock Option Plan as the Amended Plan, all outstanding options under the Stock Option Plan are to become Nonstatutory Options under the Amended Plan, i.e., to continue as non-qualified options under the plan. The Compensation Committee may consider granting Incentive Options, although the option preference of the committee for the foreseeable future is likely to be Nonstatutory Options.

         Need for the Plan Amendment. Our Stock Option Plan provides for its continued existence until such time as our board adopts a resolution suspending or terminating the plan or discontinuing grants of options under it. In the future, should our Stock Option Plan have no more shares of Class A common stock allocated to it, our board would have the choice of seeking approval from shareholders to allocate more shares to the plan, discontinuing further granting of Awards under the plan, or suspending or terminating the plan.

         Our shareholders have shown their support of our Stock Option Plan in the past through approval of increased share allocations to the plan on several occasions. Most recently, at the 2004 annual meeting our shareholders approved an increase in the number of shares authorized and allocated to the plan in the amount of 2.5 million shares of Class A common stock.

         Our board believes that the Stock Option Plan has proven to be useful and beneficial to us as a special incentive to our officers, non-employee directors, and other key employees, especially when we recruit and retain new personnel. It has provided a means for these persons to acquire an equity interest in us.

         The plan has been in operation for almost 20 years. Our business expansion during the past several years has increased the number of persons to whom we may wish to grant options under the plan. We believe the Plan Amendments will provide us with the flexibility to offer a greater variety of equity ownership incentives of interest to those persons and will encourage redoubled efforts on their part in the best interest of the Company.

         Recommendation of Board. Our board has passed a resolution expressly adopting the Plan Amendment, i.e., amending and restating the Stock Option Plan as the Amended Plan. As a further step in the adoption to the Plan Amendment the following resolution is to be offered at our annual meeting for consideration by our shareholders:

         RESOLVED, that the shareholders of General Communication, Inc. hereby approve the amendment to, and ratify a restatement of, the Amended and Restated 1986 Stock Option Plan of General Communication, Inc. ("Company"), adopted by the board of directors of the Company at its April 22, 2005 meeting, providing for certain incentive stock options, nonstatutory stock options and restricted stock awards and otherwise revising the plan.

         Our board, through the Proxy Statement, recommends to our shareholders a vote "FOR" the adoption of the proposed Plan Amendment, i.e., proposal number 2 of the Proxy. The voting rights of our shareholders on this proposal are set forth elsewhere in the Proxy Statement. See, "Company Annual Meeting: Voting Procedure - Voting Rights, Voter Required for Approval."

Other Business

         Other matters, beyond the election of directors and the Plan Amendment, which may be addressed at our annual meeting consist of approval (but not the ratification) of the minutes of our past annual shareholder meeting held on June 10, 2004, matters incident to the conduct of our annual meeting, and other business as may properly come before our shareholders at that meeting. A vote for the adoption of those minutes will be an affirmation that the minutes, as written, properly reflect the proceedings of that meeting and the action taken at that meeting. However, such a vote will not be an action constituting approval or disapproval of the matters referred to in those minutes.

         While we were, as of the Record Date, unaware of other matters of business to come before the meeting, they could include election of a person to our board for which a bona fide nominee is named in this Proxy Statement and where that nominee is unable to serve or for good cause refuses to serve, and matters proposed by our shareholders for which we have not received timely notice. Our board intends to use discretionary voting authority given it under the Bylaws and in compliance with Rule 14a-4(c) adopted under the Exchange Act should any of these matters come before our annual meeting.

         Other than these matters, our board does not intend to bring business before our annual meeting and does not know of any other matter which anyone else proposes to present for action at our annual meeting. However, in the event any other matters shall properly come before our annual meeting, the persons named in the accompanying form Proxy or their duly constituted substitutes acting at the meeting will be deemed authorized to vote or otherwise act upon those matters in accordance with their judgment.

                              MANAGEMENT OF COMPANY

Directors and Executive Officers

         As of the Record Date, our board consisted of eight director positions, divided into three classes of directors serving staggered three-year terms. However, the board size is to be reduced to seven, with one of our directors (Mr. Reinstadtler) declining to be nominated and to serve on the board, effective immediately prior to the director election at the annual meeting as further described elsewhere in this Proxy Statement. See, "Company Annual Meeting: Director Elections - Overview."

         A director on our board is elected at an annual meeting of shareholders and serves until the earlier of his or her resignation or removal, or his or her successor is elected and qualified. Our executive officers generally are appointed at our board's first meeting after each annual meeting of shareholders and serve at the discretion of the board.

         The following table sets forth certain information about our directors (not including Mr. Reinstadtler) and executive officers as of the Record Date.

      Name                         Age   Position
      ----                         ---   --------
    Donne F. Fisher (1,2,3,4,5)    66    Chairman, Director
    Ronald A. Duncan (2,4)         52    President, Chief Executive Officer, and Director
    John M. Lowber (1)             55    Senior Vice President, Chief Financial Officer,  Secretary, and Treasurer
    G. Wilson Hughes               59    Executive Vice President and General Manager
    William C. Behnke              47    Senior Vice President - Strategic Initiatives
    Gina R. Borland                42    Vice President - General Manager, Local Services
    Marsha E. Burns                52    Vice President - General Manager, Network Solutions
    Martin E. Cary                 40    Vice President - General Manager, Managed Broadband Services
    Richard P. Dowling             61    Senior Vice President - Corporate Development
    Paul E. Landes                 47    Vice President - Marketing and Sales, Chief Marketing Officer
    Terry J. Nidiffer              54    Vice President - General Manager, Internet Services
    William R. Snell               55    Vice  President  -  General  Manager,   Cable  and   Entertainment Services
    Dana L. Tindall                43    Senior Vice President - Legal, Regulatory and Governmental Affairs
    Richard D. Westlund            61    Vice  President - General  Manager,  Long  Distance and  Wholesale Services
    Stephen M. Brett (2,3,5)       64    Director
    Jerry A. Edgerton (2,3,5)      63    Director and Nominee
    William P. Glasgow (1,2,3,4,5) 46    Director
    Stephen R. Mooney (2,3,4,5,6)  45    Director
    James M. Schneider (2,3,5,6)   52    Director

--------------
1        Member of Finance Committee.

2        As of the Record Date, the classification of our board was as follows:
         (1) Class I - Messrs. Edgerton and Reinstadtler, whose present terms expire at the time of our annual meeting; (2) Class II - Messrs. Brett, Duncan and Mooney whose present terms expire at the time of the 2006 annual meeting; and (3) Class III - Messrs. Fisher, Glasgow, and Schneider, whose present terms expire at the time of the 2007 annual meeting.

3        Member of the Compensation Committee.

4        Member of the Executive Committee.

5        Member of the Nominating and Corporate Governance Committee.

6        Member of the Audit Committee.
--------------

         Donne F. Fisher. Mr. Fisher has served as Chairman of our board since June 2002 and has served as a director on our board since 1980. Mr. Fisher had been a consultant to Tele-Communications, Inc. ("TCI") since January 1996, and a director of TCI from 1980 to March 1999 when TCI merged into AT&T Corp. From 1982 until 1996, he held various executive officer positions with TCI and its subsidiaries. Mr. Fisher had served on the board of directors of most of TCI's subsidiaries through the years. He currently serves on the boards of directors of, and on the compensation committees and the audit committees of, both Liberty Media Corp. and Liberty Media International, Inc. Since 1999 he has managed his personal assets. His present term as a director on our board expires in 2007.

         Ronald A. Duncan. Mr. Duncan is a co-founder of the Company and has served as a director on our board since 1979. Mr. Duncan has served as our President and Chief Executive Officer since January 1, 1989. From 1979 through December 1988 he was our Executive Vice President. His present term as a director on our board expires in 2006.

         John M. Lowber. Mr. Lowber has served as our Chief Financial Officer since January 1987, as our Secretary and Treasurer since July 1988 and as our Senior Vice President since December 1989. He was our Vice President - Administration from 1985 to December 1989. Prior to joining the Company, Mr. Lowber was a senior manager and certified public accountant at Peat Marwick Mitchell and Co. (presently named KPMG LLP).

         G. Wilson Hughes. Mr. Hughes has served as our Executive Vice President and General Manager since June 1991. He previously held engineering or management positions with Northern Air Cargo, Enserch, Ebasco, Frank Moolin and Associates and Alascom, Inc. Mr. Hughes has served as Chairman of the Anchorage

Economic Development Corporation and the Alaska Industrial Development and Export Authority.

         William C. Behnke. Mr. Behnke has served as our Senior Vice President - Strategic Initiatives since January 2001 and, prior to that, had served as our Senior Vice President - Marketing and Sales from January 1994. He was one of our Vice Presidents and was President of GCI Network Systems, Inc., one of our former subsidiaries, from February 1992 to January 1994. From June 1989 to February 1992, Mr. Behnke was one of our Vice Presidents and General Manager of GCI Network Systems, Inc. From August 1984 to June 1989, he was Senior Vice President for TransAlaska Data Systems, Inc.

         Richard P. Dowling. Mr. Dowling has served as our Senior Vice President
- Corporate Development since December 1990. He was our Senior Vice President - Operations and Engineering from December 1989 to December 1990. From 1981 to December 1989, Mr. Dowling served as our Vice President - Operations and Engineering.

         Dana L. Tindall. Ms. Tindall has served as our Senior Vice President - Legal, Regulatory, and Governmental Affairs since January 1994. She was our Vice President - Regulatory Affairs from January 1991 to January 1994. From October 1989 through December 1990, Ms. Tindall was our Director of Regulatory Affairs, and she served as our Manager of Regulatory Affairs from 1985 to October 1989. In addition, Ms. Tindall was an adjunct professor of telecommunications economics at Alaska Pacific University from September through December 1995.

         Gina R. Borland. Ms. Borland has served as our Vice President-General Manager, Local Services since January 2001. Prior to that, she was a member of our Corporate Development Department serving in various capacities generally involving business development from September 1996 through December 2000. She has been employed by us since 1988 serving in various capacities.

         Marsha E. Burns. Ms. Burns has served as our Vice President - General Manager, Network Solutions since 1998. From 1997 to 1998 she served as our Vice President - Enterprise Services. Prior to joining us, Ms. Burns held several management positions with IBM.

         Martin E. Cary. Mr. Cary has served as our Vice President - General Manager, Managed Broadband Services since September 2004. Prior to that Mr. Cary was our Vice President - Broadband Services from June 1999 to September 2004 and Vice President - Rural Services from December 1997 to June 1999. Prior to joining us, Mr. Cary was a senior partner of Astrolabe Systems, Inc., a consulting company acquired by us in December 1997.

         Paul E. Landes. Mr. Landes has served as our Vice President - Marketing and Sales, Chief Marketing Officer since 2002. Prior to that, he was our Vice President - Marketing from 1999 to 2002. Prior to joining us, he was part of the management team at Carr Gottstein Foods, an Alaska based retail food and merchandise company, from 1992 to 1999. Previous to that work, he was a part of the management team at Pay n Save Drug Store, a retail merchandise company, from 1987 to 1992.

         Terry J. Nidiffer. Mr. Nidiffer has served as our Vice President - General Manager, Internet Services since February 2000. Prior to that he was our Director, Internet Services, from July 1999 to January 2000.

         William R. Snell. Mr. Snell has served as our Vice President - General Manager, Cable and Entertainment Services since November 1996. Prior to that, he was Executive Director for the Alaska Industrial Development and Export Authority from July 1992 until November 1996. Mr. Snell served as a trustee (including acting as the chair) of the Alaska State Pension Investment Board from July 1999 until September 2003.

         Richard D. Westlund. Mr. Westlund has served as our Vice President-General Manager, Long Distance and Wholesale Services since January 2001. Prior to that he was our Vice President - General Manager, Wholesale and Carrier Services from January 1999 through December 2000. Prior to that, Mr. Westlund was our Vice President - Director, Carrier Relations and Marketing from April 1988 to December 1998.

         Stephen M. Brett. Mr. Brett has served as a director on our board since January 2001. He has been of counsel to Sherman and Howard, a law firm, since January 2001. He served as Senior Executive Vice President for AT&T Broadband from March 1999 to April 2000. Prior to that Mr. Brett served as Executive Vice President, General Counsel and Secretary to TCI from 1991 to March 1999. His present term as a director on our board expires in 2006.

         Jerry A. Edgerton. Nominee. Mr. Edgerton was appointed to the board in June 2004 to fill a new position when the board was expanded from seven to eight directors. He has been Senior Vice President - Government Markets for MCI Communications Corporations since November 1996.

         William P. Glasgow. Mr. Glasgow has served as a director on our board since 1996. From 1999 to December 2004, he was President/CEO of Security Broadband Corp. From 2000 to the present Mr. Glasgow has been President of Diamond Ventures, L.L.C., a Texas limited liability company and sole general partner of Prime II Management, L.P., and Prime II Investments, L.P., both of which are Delaware limited partnerships. Since 1996, he has been President of Prime II Management, Inc., a Delaware corporation, which was formerly the sole general partner of Prime II Management, L.P. From 1989 to 1996, he held positions of Vice President - Finance and Senior Vice President - Finance with Prime II Management, Inc. Mr. Glasgow is presently a managing director of the general partner of Prime VIII, L.P. He is also managing director of Prime New Ventures. He joined Prime Cable Corp. (an affiliate of Prime II Management, Inc.) in 1983 and served in various capacities until that corporation was liquidated in 1987. He currently serves on the boards of directors of Prime Cellular Corp., Prime II Management Group, Inc., Prime Comm, Inc., SKA Management, Inc., Infrasafe, Inc. and Security Broadband Corp., none of which are publicly held. His present term as a director on our board expires in 2007.

         Stephen R. Mooney. Mr. Mooney has served as a director on our board since January 1999. Since 2002, Mr. Mooney has served as Vice President of Treasury Services at MCI. From 1999 to 2002, he was Vice President of WorldCom Ventures Fund, Inc. Prior to that, he held various corporate development positions with MCI Communications Corporation and MCImetro, Inc. His present term as a director on our board expires in 2006.

         James M. Schneider. Mr. Schneider has served as a director on our board since July 1994. He has been Senior Vice President and Chief Financial Officer for Dell, Inc. since March 2000. Prior to that, he was Senior Vice President - Finance for Dell Computer Corporation from September 1998 to March 2000. Prior to that, from September 1996 to September 1998 he was Vice President - Finance for that corporation. From September 1993 to September 1996, he was Senior Vice President for MCI Communications Corporation in Washington, D.C. Mr. Schneider was with the accounting firm of Price Waterhouse from 1973 to September 1993 and was a partner in that firm from October 1983 to September 1993. He presently serves on the board of directors of, and is a member of the audit committee of, GAP, Inc. His present term as a director on our board expires in 2007.

Board and Committee Meetings

         During 2004 and as of the Record Date, our board had the following committees:

         o   Audit Committee.

         o   Compensation Committee.

         o   Executive Committee.

         o   Finance Committee.

         o   Nominating and Corporate Governance Committee.

         Audit Committee. Our Audit Committee is composed of Messrs. Mooney, Reinstadtler and Schneider. Both Messrs. Mooney and Schneider are considered by our board to be Independent Directors. In addition, they are considered by our board to be audit committee financial experts ("Audit Committee Financial Experts").

         The Nasdaq Stock Market corporate governance listing standards require that at least one member of our Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or comparable experience or background which results in the individual's "financial sophistication." This financial sophistication may derive from the person being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Our board believes that Messrs. Mooney and Schneider, as Audit Committee Financial Experts, also meet the Nasdaq Stock Market requirements for financial sophistication.

         Under rules of the Securities and Exchange Commission ("SEC"), an Audit Committee Financial Expert is defined as a person who has all of the following attributes:

         o Understanding of generally accepted accounting principles and financial statements.

         o Ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves.

         o Experience in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities.

         o   Understanding of internal control over financial reporting.

         o   Understanding of audit committee functions.

         Our Audit Committee acts on behalf of our board and generally carries out specific duties including the following, all of which are described in detail in our Audit Committee Charter as adopted and amended from time to time by our board ("Audit Committee Charter"):

         o Independent Auditor Selection, Qualification - Is directly responsible for appointment, compensation, retention, oversight, qualifications and independence of our independent certified public accountants ("External Auditor").

         o Financial Statements - Assists in our board's oversight of integrity of the Company financial statements.

         o Financial Reports, Internal Control - Is directly responsible for oversight of the audit by the External Auditor of our financial reports and the reports on internal control.

         o Annual Reports - Prepares reports required to be included in our annual proxy statement. See, within this section "- Audit Committee Report."

         o Complaints - Receives and responds to certain complaints relating to internal accounting controls, and auditing matters, confidential, anonymous submissions by our employees regarding questionable accounting or auditing matters, and certain alleged illegal acts or behavior-related conduct in violation of our Code of Business Conduct and Ethics ("Ethics Code"). See, "Code of Business Conduct and Ethics."

         o External Auditor Disagreements - Resolves disagreements, if any, between our External Auditor and us regarding financial reporting.

         o Non-Audit Services - Reviews and pre-approves any non-audit services offered to us by our External Auditor ("Non-Audit Services").

         o Attorney Reports - Addresses certain attorney reports, if any, relating to violation of securities law or fiduciary duty by one of our officers, directors, employees or agents.

         o Related Party Transactions - Reviews certain related party transactions as described elsewhere in this Proxy Statement. See, "Certain Transactions."

         o   Other - Carries out other assignments as designated by our board.

         The Audit Committee Charter sets forth parameters for the operation of the Audit Committee incorporating recent changes in federal securities law and SEC rules which impact the responsibilities of the committee. The charter sets forth the purpose of the Audit Committee and its membership prerequisites, operating principles, relationship with the External Auditor, and primary responsibilities. A copy of our Audit Committee

Charter is available to our shareholders on our Internet website: www.gci.com (click on "About GCI," then click on "Corporate Governance," and then click on "Audit Committee Charter").

         Our Audit Committee met four times during 2004. See within this section," - Audit Committee Report."

         Compensation Committee. Our Compensation Committee is composed of Messrs. Brett, Edgerton, Fisher, Glasgow, Mooney, Reinstadtler and Schneider. All seven members are considered by our board to be Independent Directors. This committee establishes compensation policies regarding our chief executive officer and other executive officers of the Company, makes recommendations to our board regarding such compensation, including establishing an overall cap on executive compensation and setting performance standards for executive officer compensation, and administers our Stock Option Plan and approves grants of options pursuant to the plan. Our Compensation Committee met two times during 2004.

         Executive Committee. Our Executive Committee is composed of Messrs. Fisher, Duncan, Glasgow and Mooney. The committee was established to manage and operate the affairs of the Company between our board meetings, except to the extent shareholder authorization is required by law, our Articles or our Bylaws. The Executive Committee has the power to perform or authorize any act that could be done or accomplished by majority action of all the directors of our board, except as set forth in Section 5(b) of our Bylaws. Those exceptions are responsibilities expressly reserved to our board by state law. Our Executive Committee did not meet during 2004.

         Finance Committee. Our Finance Committee is composed of Messrs. Fisher, Glasgow, Reinstadtler and Lowber. It is responsible for reviewing Company finance matters from time to time and providing guidance to our chief financial officer regarding these matters. The Finance Committee did not meet during 2004.

         Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is composed of Messrs. Brett, Edgerton, Fisher, Glasgow, Mooney, Reinstadtler and Schneider. All seven members are considered by our board to be Independent Directors. The committee acts on behalf of our board and generally carries out its responsibilities as set forth in our Nominating and Corporate Governance Committee Charter as adopted and amended form time to time by our board. Our Nominating and Corporate Governance Committee is principally responsible for carrying out the following, all of which are described in detail in the Nominating and Corporate Governance Committee
Charter:

         o Nominations - Identifies and recommends nominees for our board and its committees.

         o Corporate Governance - Reviews and recommends to our board, or independently takes, action on various corporate governance issues.

         o Complaints - Receives and responds to certain complaints raised by our employees, and not otherwise addressed by our Audit Committee, regarding alleged illegal acts or behavior-related conduct by our board members in violation of our Ethics Code.

         o Supervision - Supervises our chief financial officer in the context of our Ethics Code.

         o   Other - Carries out other assignments as designated by our board.

         In addition to setting forth the purpose of the committee, as previously outlined, the Nominating and Corporate Governance Committee Charter establishes committee membership qualifications, terms, definition of Independent Director (same as that described in the previous discussion of our Audit Committee), and operating principles. In the context of its corporate governance responsibilities, our committee is to develop and recommend to our board, from time to time, a set of corporate governance principles applicable to us, review and recommend changes, if any, to our Ethics Code, review on an annual basis our board's committee structure and recommend changes, if any, to it, establish criteria and processes for, and lead our board and each of its committees in, its annual performance self-evaluation, and work with the chair of our Compensation Committee on issues of management objectives, evaluation of our chief executive officer and management development and succession.

         A copy of the Nominating and Corporate Governance Committee Charter is available to our shareholders on our Internet website: www.gci.com (click on "About GCI," then click on "Corporate Governance," and then click on "Nominating and Corporate Governance Committee Charter").

         Our Nominating and Corporate Governance Committee met three times during 2004.

         Board, Committee Attendance. Our board held eight meetings during 2004. All incumbent directors, as disclosed in this Proxy Statement, attended 75% or more of the meetings of our board and of committees of the board for which they individually were seated as directors.

         Meetings of Independent Directors. The Independent Directors seek to meet at least two times per year. The Independent Director meetings are held without any of our management directors or employees present. The presiding director at this meeting is the Chairman of the Board. During 2004, the Independent Directors met three times.

Director Compensation

         Through September 2004, director fees were set at $2,000 per director per quarter pro-rated based upon attendance at our board meetings during the quarter. However, directors who serve on the Audit Committee each received an additional director fee of $2,000 per director per quarter pro-rated based upon attendance at committee meetings. Directors affiliated with the Company through a business interest did not receive director fees.

         At its December 2004 board meeting, the board adopted a new director compensation plan ("Director Compensation Plan"). The Director Compensation Plan is a plan to acknowledge and compensate, from time to time, directors on our board for ongoing dedicated service. The plan compensation consists of stipends in the form of cash and Company Class A common stock. The cash compensation consists of $24,000 per year (prorated for days served and paid quarterly) plus $2,000 for each meeting attended either in person or telephonically. The cash compensation portion of the Director Compensation Plan commenced effective with the September 2004 board meeting.

         Under the Director Compensation Plan and for 2004 and through the Record Date, the directors received the following cash stipends: (1) Mr. Fisher
- $41,328; (2) Mr. Duncan - $39,328; (3) Mr. Brett - $43,328; (4) Mr. Edgerton -
none; (5) Mr. Glasgow - $43,328; (6) Mr. Mooney - none; (7) Mr. Reinstadtler - $43,328; and (8) Mr. Schneider - $53,328. These amounts exclude the value of contingent Pending Awards.

         The stock compensation portion of the Director Compensation Plan consists of a grant of 3,330 shares to a director for each year of service, or a portion of a year of service. The initial grants under the plan were made as the Pending Awards to Messrs. Brett, Duncan, Fisher, Glasgow, Reinstadtler and Schneider on a contingent basis, effective December 22, 2004, and vested on December 31, 2004. Subsequent grants will be made annually under the plan on June 1 of each year, commencing with June 1, 2005. When the shares vest, they are subject to taxation based on the then fair market value of the vested shares. Accordingly, at the time of vesting, the Company will make a supplemental payment equal to 40% of the value of the vested shares to each director in order to facilitate the payment by the director of the taxes that may result from the vesting of the shares.

         The Nasdaq Stock Market rules require prior shareholder approval of the stock compensation portion of the plan, and the board seeks that approval through approval of the Plan Amendment as described elsewhere in the Proxy Statement to allow issuance of the shares. See, "Company Annual Meeting: Plan Amendment." In the meantime, grants of stock made under the Director Compensation Plan are contingent upon shareholder approval of the Plan Amendment.

         Under the Director Compensation Plan, compensation will be paid only to those directors who are to receive the benefit individually, whether or not they are our employees. Because of his employment by MCI and resultant inability to receive compensation as one of our directors, individually, Messrs. Edgerton and Mooney are ineligible to participate in the Director Compensation Plan.

         Except for the Director Compensation Plan, during 2004, the directors on our board received no other direct compensation for serving on the board and its committees. However, they were reimbursed for travel and out-of-pocket expenses incurred in connection with attendance at meetings of the board and its committees. The director fee structure as described in this section continued unchanged through the Record Date.

Executive Compensation

         Summary Compensation. The following table sets forth certain information concerning the cash and non-cash compensation earned during fiscal years 2002, 2003 and 2004 by our chief executive officer and by each of our four other most highly compensated executive officers whose individual combined salary and bonus each exceeded $100,000 during 2004 (collectively, "Named Executive Officers").

                                                       SUMMARY COMPENSATION TABLE
                                                                                         Long-Term Compensation
                                             Annual Compensation                                 Awards
                                 ------------------------------------------  ---------------------------------------------
                                                                             Restricted
                                                               Other Annual    Stock        Securities        All Other
Name and Principal                       Salary       Bonus    Compensation    Awards       Underlying      Compensation
Position                         Year     ($)          ($)         ($)          ($)      Options/SARs(#)      ($)(1,2)
------------------               ----     ---          ---         ---          ---      ---------------      --------
Ronald A. Duncan                 2004   345,000      131,250       -0-         36,763        250,000            51,267
  President and Chief            2003   295,000      105,000       -0-            -0-            -0-            21,338
  Executive                      2002   295,000       99,750       -0-            -0-        450,000            21,338
  Officer

G. Wilson Hughes                 2004   175,000       67,724       -0-            -0-            -0-           192,402
  Executive Vice President and   2003   175,000       53,682       -0-            -0-            -0-           162,773
  General Manager                2002   173,959       75,177       -0-            -0-        200,000           155,957

John M. Lowber
  Senior Vice President, Chief   2004   223,884       85,281       -0-            -0-        100,000           142,017
  Financial Officer and          2003   222,050       53,682       -0-            -0-            -0-           129,257
  Secretary/Treasurer            2002   220,090       75,177       -0-            -0-        200,000           116,245

Richard P. Dowling               2004   225,000       70,168(3)    -0-            -0-            -0-            15,036
  Senior Vice President -        2003   223,956        3,682       -0-            -0-            -0-             8,353
  Corporate Development          2002   225,000       43,891       -0-            -0-        150,000             6,441

Richard D. Westlund
  Vice President -               2004   135,000      181,785(4)    -0-            -0-            -0-            73,514
  General Manager, Long          2003   135,000      388,894       -0-            -0-            -0-            68,641
  Distance and  Wholesale        2002   135,000       90,141       -0-            -0-            -0-            58,171
  Services

--------------
1 The amounts reflected in this column include accruals under deferred compensation agreements between us and the named individuals as follows: Mr. Hughes, $132,932 in 2002, $137,474 in 2003 and $170,444 in
         2004; Mr. Lowber, $84,274 in 2002, $95,912 in 2003 and $108,052 in
         2004; Mr. Westlund, $43,637 in 2002, $44,148 in 2003 and $44,700 in
         2004; and Mr. Dowling, $900 in 2002 and 2003 and $902 in 2004. Mr.
         Hughes received a partial distribution of his deferred compensation account during 2002, 2003 and 2004. The distribution to Mr. Hughes in 2002 included $132,932 which was credited to his account during 2002, plus an additional $10,961 which had been credited to his deferred account and reported in 2001. Does not include bonus agreement granted to Mr. Hughes in 2002. See, within this section, "-Hughes Bonus Agreement." The distribution in 2003 included $60,720 of the $137,474 which was credited to Mr. Hughes' account during 2003. The distribution in 2004 included $35,000 of the $170,444 which was credited to Mr. Hughes' account during 2004.

2 The amounts reflected in this column also include matching contributions under the Stock Purchase Plan as follows: Mr. Duncan, $20,500, $20,000,and $20,000 in 2004, 2003, 2002, respectively; Mr.
         Hughes, $20,500, $20,000, $20,000 in 2004, 2003, and 2002,
         respectively; Mr. Lowber, $20,500, $20,000, and $18,625 in 2004, 2003,
         and 2002, respectively; Mr. Dowling, $12,538, $5,857, and $4,083, in
         2004, 2003, and 2002, respectively; and Mr. Westlund, $20,500, $20,000, and $11,000 in 2004, 2003, and 2002, respectively. Amounts shown for Mr. Duncan include premiums of $138 under a term life insurance policy paid in each of 2004, 2003, and 2002, respectively. Amounts shown for Mr. Westlund include premiums of $6,181, $3,293, and $2,334, under a life insurance policy paid in 2004, 2003, and 2002, respectively. Amounts shown for Mr. Hughes include premiums of $258, $258, and $1,825, under life insurance policies paid in each of 2004, 2003, and 2002, respectively. Amounts for Mr. Lowber include premiums of $258, $138, and $138, under life insurance policies paid in each of 2004, 2003, and 2002, respectively. Amounts shown for Mr. Dowling include premiums of $396, $396, and $258 under a life insurance policy paid in each of 2004, 2003, and 2002, respectively. Includes a waiver of accrued interest on a note owed to us by Mr. Lowber in the amounts of $12,007 on each of January 1, 2004, 2003, and 2002.

         Includes $806 in 2004 for Mr. Westlund and $3,841 in 2003 for Mr. Hughes, respectively, for the personal use of our leased aircraft. Includes $29,328 in director compensation for Mr. Duncan and a longevity bonus valued at $101, both for 2004. Includes a longevity bonus valued at $127 for Mr. Westlund in 2004. Amounts in this column further include $1,200 of credit applied to services purchased from us by each of the Named Executive Officers for each year for their participation in our quality assurance program extended to employees, generally. Amounts in this column do not include the cash surrender value of a life insurance policy in the amount of $603,509 which was distributed to Mr. Lowber during 2002. The policy premiums were paid out of proceeds credited to Mr. Lowber's deferred compensation account during the years 1992 through 1999 and had been included under the "All Other Compensation" column during those years.

3 Includes $70,000 of a $350,000 retention bonus paid in 2004 that vests ratably over a five-year period beginning January 1, 2004. Any unvested amounts are refundable in the event Mr. Dowling terminates his employment before the end of the retention period.

4 Includes $42,400 of a $407,886 retention bonus paid in 2004 that vests on March 31, 2005 with the remaining portion vesting in the amount of $85,000, $127,400 and $153,086 on March 31, 2006, 2007 and 2008,
         respectively. Any unvested amounts are refundable in the event Mr. Westlund terminates his employment before the end of the retention period.


Option/SAR Grants

         The following table sets forth information on the individual grants of stock options (whether or not in tandem with stock appreciation rights ("SARs")), and freestanding SARs made during 2004 to its Named Executive Officers. We did not issue any tandem SARs or freestanding SARs during that period.

                                           OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                                             Potential Realizable
                                                                                               Value at Assumed
                                                                                            Annual Rates of Stock
                                                                                            Price Appreciation for
                                      Individual Grants                                         Option Term
        --------------------------------------------------------------------------      ---------------------------
                                                % of Total
                                   Number of     Optional
                                  Securities       SARs         Exercise
                                  Underlying    Granted to        or
                                  Option/SARs    Employees       Base
                                   Granted(1)    in Fiscal      Price(2)     Expiration
        Name                          (#)        Year (%)      ($/Share)        Date        5% ($)(3)      10% ($)(3)
        ----                          ---        --------      ---------        ----        ---------      ----------
        Ronald A. Duncan            250,000        32.6          8.40         6/24/14       1,255,523       3,243,109

        G. Wilson Hughes              - - -       - - -         - - -           - - -           - - -           - - -

        John M. Lowber              100,000        13.1          8.40         6/24/14         502,209       1,297,244

        Richard P. Dowling            - - -       - - -         - - -           - - -           - - -           - - -

        Richard D. Westlund           - - -       - - -         - - -           - - -           - - -           - - -

--------------
1        Options in Class A common stock.

2 The exercise price of the options was equal to the market price of the Class A common stock at the time of grant.

3 The potential realizable dollar value of a grant is calculated as the product of (a) the difference between (i) the product of the per-share market price at the time of grant and the sum of 1 plus the adjusted stock price appreciation rate (the assumed rate of appreciation compounded annually over the term of the option or SAR) and (ii) the per-share exercise price of the option or SAR and (b) the number of securities underlying the grant at fiscal year end.
--------------

Option Exercise and Fiscal Year-End Values

         The following table sets forth information concerning each exercise of stock options during 2004 by each of the Named Executive Officers and the fiscal year-end value of unexercised options held by each of them.

                                              AGGREGATED OPTION/SAR EXERCISES
                                          IN LAST FISCAL YEAR AND FISCAL YEAR END
                                                     OPTIONS/SAR VALUES
                                                             Number of Securities          Value of Unexercised
                                                            Underlying Unexercised             In-the-Money
                                                                 Options/SARs                  Options/SARs
                                                            at Fiscal Year-End (#)        at Fiscal Year-End($)(1)
                                                          ---------------------------  -----------------------------
                                   Shares
                                  Acquired
                                     on
                                  Exercise     Value
        Name                        (#)      Realized($)  Exercisable   Unexercisable   Exercisable    Unexercisable
        ----                        ---      -----------  -----------   -------------   -----------    -------------
        Ronald A. Duncan              -0-          -0-      300,000        350,000       1,267,000       1,096,500

        G. Wilson Hughes              -0-          -0-      150,000        250,000         681,000         985,000

        John M. Lowber            105,425      635,988      320,000        330,000       1,364,800       1,196,200

        Richard P. Dowling            -0-          -0-      225,425        130,000         996,061         522,700

        Richard D. Westlund        57,366      273,245       33,333         66,667         134,665         269,335

--------------
1 Represents the difference between the fair market value of the securities underlying the options/SAR and the exercise price of the options/SAR based upon the last trading price on December 31, 2004.
--------------

Non-Qualified, Unfunded Deferred Compensation Plan

         In February 1995, we established a non-qualified, unfunded, deferred compensation plan to provide a means by which certain of our employees may elect to defer receipt of designated percentages or amounts of their compensation and to provide a means for certain other deferrals of compensation. Employees eligible to participate in the plan are determined by our board. We may, at our discretion, contribute matching deferrals in amounts as we select.

         Participants immediately vest in all elective deferrals and all income and gain attributable to that participation. Matching contributions and all income and gain attributable to them vest on a case-by-case basis as determined by us. Participants may elect to be paid in either a single lump-sum payment or annual installments over a period not to exceed ten years. Vested balances are payable upon termination of employment, unforeseen emergencies, death or total disability of the participant, or change of control of us or our insolvency. Participants become our general unsecured creditors with respect to deferred compensation benefits of the plan.

         During 2004 and up through the Record Date, other than Messrs. Dowling and Westlund, none of the Named Executive Officers had participated in this plan.

Long-Term Incentive Plan Awards

         We had no long-term incentive plan in operation during 2004.

Performance Based EBITDA Incentive Compensation Plan

         In 2002, we adopted a Performance Based EBITDA (earnings before interest, taxes, depreciation, and amortization) Incentive Compensation Plan ("Incentive Compensation Plan") to encourage increasing EBITDA, i.e., earnings before income taxes, depreciation and amortization (as defined in the plan), of our Alaska operations to a specified target by the end of 2006. Participants are granted units which are valued in terms of a share of our Class A common stock. If the target EBITDA is achieved on or before the end of 2006, the awards vest. In this instance, each participant will be entitled to receive, for each unit, the market value of a share of our Class A common stock on the date that such payment is made.

         Under the Incentive Compensation Plan, 40% of the payment will be made in cash. The remaining 60% may, at our option, be paid either in cash or in our restricted Class A common stock. However, if stock is to be issued in payment to participants, we are required to obtain shareholder approval of the Incentive Compensation Plan prior to any such payment. Participants must be employed by us on the date of payment in order to receive any compensation pursuant to the plan. The EBITDA target will be adjusted for any material acquisitions within the Alaska market. The award may be paid out earlier if we are sold prior to the earlier of the end of 2006 or achievement of the EBITDA target.

         Specified individuals of three groups of employees are eligible to participate in the plan. They are our chief executive officer, our general managers and our senior officers. Any payments to the general manager group pursuant to the plan are included in EBITDA for purposes of determining whether the EBITDA target for the senior officer group has been met. One-half of the vested amount is valued and paid on the last day of the first quarter of the year following vesting, with the balance paid one year later.

         The provisions of the Incentive Compensation Plan pertaining to the chief executive officer are the same as for the other two groups, except any payments to the general manager and senior officer groups under the plan are included in EBITDA for purposes of determining whether the EBITDA target for the chief executive officer has been met. One-half of the total amount earned will be valued and paid on the last day of the first quarter of the year following achievement of the target EBITDA goal. The remaining one-half will be paid as deferred compensation. This amount will vest one-half on each of the first and second anniversaries of the initial award. However, in the case of our chief executive officer, the individual must be employed by us on such dates for vesting to be effective. We charged $837,000 to expense during 2004 under the Incentive Compensation Plan.

         During 2004, Messrs. Hughes and Westlund were the only Named Executive Officers who participated in the Incentive Compensation Plan. For that year and as of the Record Date, units with respect to approximately 245,000 shares of our Class A common stock were to be granted pursuant to the Incentive Compensation Plan, of which were allocated 100,000 units to Mr. Hughes and 10,000 units to Mr. Westlund.

Stock Purchase Plan

         In December 1986, we adopted a qualified employee stock purchase plan which has been subsequently amended from time to time and is in its present form the Stock Purchase Plan. The plan is qualified under Section 401 of the Code. All of our employees who have completed at least one year of service are eligible to participate in the plan. Eligible employees may elect to reduce their taxable compensation in any even dollar amount up to 12% of such compensation for employees earning more than $90,000 per year and up to 50% of such compensation, both up to a maximum per employee of $14,000 for 2005. Employees may contribute up to an additional 10% of their compensation with after-tax dollars. Starting in 2002, participants over the age of fifty may make additional elective contributions to their accounts in the plan pursuant to a schedule set forth in the Code.

         Subject to certain limitations, we may make matching contributions of common stock for the benefit of employees. Such a contribution will vest in increments over the first six years of employment. Thereafter, they are fully vested when made. No more than 10% of any one employee's compensation will be matched in any year. Except for additional elective contributions made by participants over age 50, the combination of salary reductions, after-tax contributions and our matching contributions for any employee cannot exceed the lesser of $42,000 or 25% of such employees' compensation (determined after salary reduction) for any year.

         Under the terms of the Stock Purchase Plan, participating eligible employees may direct their contributions to be invested in common stock of the Company, AT&T Corp., and Comcast Corporation, and shares of various identified mutual funds.

         The Stock Purchase Plan, on our behalf, may each year pay to the plan's trust fund an amount up to 100% of each participating eligible employee's elective deferral and voluntary contributions to the plan as determined by our board. This employer contribution on behalf of the participating eligible employee is to equal a stated percentage of each employee's contributions (both voluntary contributions and elective deferrals) during any payroll period. However, no such employee's elective deferral or voluntary contribution is to be matched in an amount exceeding 10% of that employee's compensation during any payroll period the employee participates in the plan. With limited exception, the amount of our contribution under the plan must not exceed either 10% of the aggregate compensation of all participating eligible employees under the plan in the year for which the contribution is being determined or the annual addition limitations of the Code as provided in the plan.

         The Stock Purchase Plan is administered through a plan administrator (currently Alfred J. Walker, one of our Vice Presidents and our Chief Accounting Officer), and the plan's committee is appointed by our board. The assets of the plan are invested from time to time by the trustee at the direction of the plan's committee, except that participants have the right to direct the investment of their contributions to the Stock Purchase Plan. The plan administrator and members of the plan's committee are all our employees. The plan's committee has broad administrative discretion under the terms of the plan.

         As of March 31, 2005, there remained 1,774,608 shares of Class A and 464,012 shares of Class B common stock allocated to the plan and available for issuance by us or otherwise acquisition by the plan for the benefit of participants in the plan.

Stock Option Plan

         In December 1986, we adopted a stock option plan which has been amended from time to time and presently is our Amended and Restated 1986 Stock Option Plan ("Stock Option Plan").

         Under our present Stock Option Plan, we are authorized to grant non-qualified options to purchase shares of Class A common stock to selected officers, directors and other employees of, and consultants or advisors to, the Company and its subsidiaries. The number of shares of Class A common stock allocated to the Stock Option Plan was last increased by 2.5 million shares to
13.2 million shares at our 2004 annual meeting. The number of shares for which options may be granted is subject to adjustment upon the occurrence of stock dividends, stock splits, mergers, consolidations and certain other changes in corporate structure or capitalization.

         As of the Record Date, 6,461,705 shares were subject to outstanding options under the Stock Option Plan, 5,055,838 shares had been issued upon the exercise of options under the plan and 1,682,457 shares remained available for additional grants under the plan.

         As of the Record Date, the Stock Option Plan was administered by the Compensation Committee composed of seven members of our board. The members of that committee are identified elsewhere in this Proxy Statement.
See, "Management of Company:  Board and Committee Meetings."

         The Compensation Committee selects optionees and determines the terms of each option, including the number of shares covered by each option, the exercise price and the option exercise period which, under the Stock Option Plan, may be up to ten years from the date of grant. Options granted that have not become exercisable terminate upon the termination of the employment or directorship of the optionholder. Exercisable options terminate from one month to one year after such termination, depending on the cause of such termination. If an option expires or terminates, the shares subject to such option become available for additional grants under the Stock Option Plan.

         We propose to amend the Stock Option Plan in several ways through the Plan Amendment, subject to shareholder approval. The Plan Amendment is further described elsewhere in this Proxy Statement. See "Company Annual Meeting: Plan Amendment."

Equity Compensation Plan Information

         The Stock Option Plan was initially approved by our shareholders in 1986. We do not have any current equity compensation plans approved by our shareholders other than the Stock Option Plan.

         The following table sets forth information regarding the number of shares of our common stock that may be issued pursuant to our equity compensation plans or arrangements as of December 31, 2004. The recipients of these grants are selected officers, directors and employees of, and consultants or advisors to, us in exchange for consideration in the form of goods or services (as described in Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation).

                                               EQUITY COMPENSATION PLAN INFORMATION
                                                      AS OF DECEMBER 31, 2004
                                                                                               Number of Securities
                                                                                              Remaining Available for
                               Number of Securities to         Weighted-Average                 Future Issuance Under
                              Be Issued Upon Exercise,         Exercise Price of                 Equity Compensation
                               of Outstanding Options,        Outstanding Options,           Plans (Excluding Securities
          Plan Category       Warrants and Rights (a)(1)   Warrants and Rights ($)(b)(1)    Reflected in Column (a))(c)(1)
    ------------------------  --------------------------   -----------------------------    ------------------------------
    Equity compensation
    plans approved by
    security holders(2)                6,436,875                     6.81                             1,745,457

    Equity compensation
    plans not approved by
    security holders(3)                  250,000                     6.50                                   -0-


             Total(4)                  6,686,875                     6,79                             1,745,457

--------------
1 Does not include contingently issuable shares granted to directors pursuant to the Director Compensation Plan in the total amount of 19,980 shares of Class A common stock. See "Management of Company:
         Director Compensation."

2        Stock Option Plan.

3 Grant made in January 2001 separate from the Stock Option Plan of options to a company owned by Mr. Duncan to acquire 250,000 shares of our Class A common stock at $6.50 per share, exercisable up through March 10, 2010. See, "Ownership of Company: Principal Shareholders."

4 Messrs. Dowling, Duncan, and Westlund and one other of our employees have accumulated deferred compensation account balances that have been denominated in shares of our Class A common stock. We have acquired shares of our Class A common stock in the open market or in private transactions over the years to fund the ultimate payment of the deferred amounts. A total of 274,264 shares, of which all but 26,189 shares have vested, are owned in our name and are being held in treasury pending distribution.
--------------

Hughes Bonus Agreement

         In consideration for agreeing to continue his employment until December 31, 2004, in December 2002 we granted Mr. Hughes the right to use certain of our real estate for two weeks each year from January 1, 2005 to December 31, 2034. Mr. Hughes may elect at any time to receive a cash bonus in lieu of the foregoing equal to $275,000 plus interest accrued at the rate of 3% per annum for the period between January 1, 2002 and the date on which the option to elect such cash payment is exercised. The bonus vested on December 31, 2004. Should we intend to convey such real estate to a third party, Mr. Hughes would have the right to acquire certain property adjoining that real estate or, unless he should exercise the cash option previously described, be paid an amount equal to $275,000 plus accrued interest at the rate of 3% per annum for the period from January 1, 2002 to the date on which that option is exercised. As of December 31, 2004, $299,750 were accrued pursuant to this agreement, of which $140,250 were accrued during 2004.

Report on Repricing of Options/SARs

         During 2004, we did not adjust or amend the exercise price of stock options or SARs previously awarded to any of the Named Executive Officers, whether through amendment, cancellation or replacement grants, or any other means.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

         Except as disclosed in this Proxy Statement, as of the end of 2004 and the Record Date, there were no compensatory plans or arrangements, including payments to be received from us, with respect to the Named Executive Officers for that year. This statement is limited to situations where such a plan or arrangement resulted in or may result from the resignation, retirement, or any other termination of a Named Executive Officer's employment with us, or from a change of control of us or a change in that officer's responsibilities following such a change in control, and where the amount involved, including all periodic payments or installments, exceeded $100,000.

Compensation Committee Interlocks and Insider Participation

         Our Compensation Committee is composed of seven members of our board as identified elsewhere in this Proxy Statement. See, "Management: Board and Committee Meetings - Compensation Committee." The relationships of them to us are described elsewhere in this Proxy Statement. See, "Management of Company:
Directors and Executive Officers"; "Ownership of Company"; and "Certain Transactions."

Compensation Committee Report on Executive Compensation

         The duties of our Compensation Committee are as follows:

         o Prepare, on an annual basis for the review of and action by our board, a statement of policies, goals, and plans for executive officer and board member compensation, if any --

             o Statement is specifically to address expected performance and compensation of and the criteria on which compensation is based for the chief executive officer and such other of our executive officers as our board may designate for this purpose.

         o Monitor the effect of ongoing events on and the effectiveness of existing compensation policies, goals, and plans --

             o Events specifically include but are not limited to the status of the premise that all pay systems correlate with our compensation goals and policies.

             o   Report from time to time, its findings to our board.

         o Monitor compensation-related publicity and public and private sector developments on executive compensation.

         o Familiarize itself with, and monitor the tax, accounting, corporate, and securities law ramifications of, our compensation policies, including but not limited to --

             o Comprehending a senior executive officer's total compensation package.

             o Comprehending the package's total cost to us and its total value to the recipient.

             o Paying close attention to salary, bonuses, individual insurance and health benefits, perquisites, historical loans made by us, special benefits to specific executive officers, individual pensions, and other retirement benefits.

         o Establish the overall cap on executive compensation and the measure of performance for executive officers, either by predetermined measurement or by a subjective evaluation.

         o Strive to make our compensation plans simple, fair, and structured so as to maximize shareholder value.

         For 2004, the duties of our Compensation Committee in the area of executive compensation specifically included addressing the reasonableness of compensation paid to executive officers. In doing so, the committee took into account how compensation compared to compensation paid by competing companies as well as our performance and available resources.

         Our compensation policy as established by our Compensation Committee is that a portion of our annual compensation of our senior executive officers relates to and is contingent upon our performance. In addition, executive officers participating in deferred compensation agreements established by us become, under those agreements, our unsecured creditors.

         In February 2004, our Compensation Committee, using as a guide the Incentive Compensation Plan, established compensation levels for 2004 for all senior corporate officers, including Mr. Duncan and certain of the Named Executive Officers. Also at that time, our Compensation Committee established annual incentive bonus agreements with Mr. Duncan and with each of several of its senior executive officers, including certain of the Named Executive Officers.

         These agreements included the premise that our performance, or that of a division or subsidiary, as the case may be, for purposes of compensation would be measured by our Compensation Committee against goals established at that time and were reviewed and approved by our board. The goals included our targets for revenues and cash flow standards of the relevant division or subsidiary of our business. Targeted objectives were set and measured from time to time by our Compensation Committee. Our other business achievements obtained through the efforts of an executive officer were also taken into consideration in the evaluation of performance. Performances were evaluated and bonuses were issued as described elsewhere in this section. See, within this section, "- Executive Compensation."

         During 2004, our Compensation Committee monitored and provided direction for the Stock Purchase Plan and Stock Option Plan. In addition, our Compensation Committee reviewed compensation levels of members of management, evaluated the performance of management, and considered management succession and related matters.

         Our Compensation Committee reviewed in detail all aspects of compensation for the Named Executive Officers and our other senior executive officers. In particular, our Compensation Committee concluded that the performance of our chief executive officer, Mr. Duncan, had met or surpassed the goals and objectives set as the basis for his compensation for 2004. That is, the Compensation Committee believes the salary and benefits paid to Mr. Duncan during 2004 were commensurate with the Company's financial performance. The Compensation Committee expects that any bonus compensation recommended to be payable to Mr. Duncan in future years will also be based upon the Company's growth and financial performance, and subject to approval by the Compensation Committee.

         The practice of our Compensation Committee in future years will likely be to continue to review directly the compensation and performance of Mr. Duncan as our chief executive officer. While our Compensation Committee may review recommendations by Mr. Duncan for the compensation of other senior executive officers, the committee in accordance with Nasdaq Stock Market corporate governance listing standards rules has responsibility for recommending compensation of such officers directly to our board for its determination.

                                            Compensation Committee
                                            Stephen M. Brett, Chair
                                            Jerry A. Edgerton
                                            Donne F. Fisher
                                            William P. Glasgow
                                            Stephen R. Mooney
                                            Stephen A. Reinstadtler
                                            James M. Schneider

Audit Committee Report

         Our Audit Committee has reviewed and discussed with management our audited financial statements for 2004. In addition, the committee has discussed with KPMG LLP, our External Auditor for that year, the matters required to be discussed by Statement of Accounting Standard 61. Those matters consisted of our External Auditor discussing with the committee the External Auditor's judgment about the quality, not just acceptability, of our financial reporting.

         Our Audit Committee has received a letter dated March 11, 2005 from KPMG LLP, as required by Independence Standards Board Standard No. 1, and discussed with those auditors their independence from us. The letter addressed all relationships with us that could affect KPMG LLP's independence and stated that, for the period from January 1, 2004 through March 11, 2005, KPMG LLP considered itself as independent accountants with respect to us. Our Audit Committee has concluded that the services provided by KPMG LLP, other than for the audit of our annual financial statement for 2004 and reviews of financial statements included in our Forms 10-Q for that year, are compatible with maintaining KPMG's independence regarding us and as our External Auditor.

         Based upon these reviews and discussions, our Audit Committee has recommended to our board that the audited financial statements for 2004 should be included in our annual Report on Form 10-K.

                                            Audit Committee
                                            James M. Schneider, Chair
                                            Stephen R. Mooney
                                            Stephen A. Reinstadtler

Performance Graph

         The following graph includes a line graph comparing the yearly percentage change in our cumulative total shareholder return on our Class A common stock during the five-year period 2000 through 2004. This return is measured by dividing (1) the sum of (a) the cumulative amount of dividends for the measurement period (assuming dividend reinvestment, if any) and (b) the difference between our share price at the end and the beginning of the measurement period, by (2) the share price at the beginning of that measurement period. This line graph is compared in the following graph with two other line graphs during that five-year period, i.e., a market index and a peer index.

         The market index is the Center for Research in Securities Price Index for the Nasdaq Stock Market for United States companies. It presents cumulative total returns for a broad based equity market assuming reinvestment of dividends and is based upon companies whose equity securities are traded on the Nasdaq Stock Market. The peer index is the Center for Research in Securities Price Index for Nasdaq Telecommunications Stock. It presents cumulative total returns for the equity market in the telecommunications industry segment assuming reinvestment of dividends and is based upon companies whose equity securities are traded on the Nasdaq Stock Market. The line graphs represent monthly index levels derived from compounding daily returns.

         In constructing each of the line graphs in the following graph, the closing price at the beginning point of the five-year measurement period has been converted into a fixed investment, stated in dollars, in our Class A common stock (or in the stock represented by a given index, in the cases of the two comparison indexes), with cumulative returns for each subsequent fiscal year measured as a change from that investment. Data for each succeeding fiscal year during the five-year measurement period are plotted with points showing the cumulative total return as of that point. The value of a shareholder's investment as of each point plotted on a given line graph is the number of shares held at that point multiplied by the then prevailing share price.

         Our Class B common stock is traded over-the-counter on a more limited basis. Therefore, comparisons similar to those previously described for the Class A common stock are not directly available. However, the performance of Class B common stock may be analogized to that of the Class A common stock in that the Class B common stock is readily convertible into Class A common stock by request to us.

                               [GRAPHIC OMITTED]

                                     Comparison of Five-Year Cumulative Return
                                  Performance Graph for General Communication, Inc.

                   COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS PERFORMANCE GRAPH FOR GENERAL
                               COMMUNICATION, INC., NASDAQ STOCK MARKET INDEX FOR
                        UNITED STATES COMPANIES, AND NASDAQ TELECOMMUNICATIONS STOCK(1,2,3,4)
    -------------------------------------------------------------------------------------------------------------
                                                               Nasdaq Stock Market              Nasdaq
        Measurement Period                                       Index for U.S.           Telecommunications
       (Fiscal Year Covered)            Company ($)               Companies ($)                Stock ($)
    ---------------------------- -------------------------- -------------------------- --------------------------
           FYE 12/31/99                    100.0                     100.0                      100.0
           FYE 12/31/00                    160.0                      60.8                       42.6
           FYE 12/31/01                    195.0                      47.8                       28.3
           FYE 12/31/02                    153.4                      33.1                       13.0
           FYE 12/31/03                    198.9                      49.4                       21.7
           FYE 12/31/04                    252.3                      53.8                       23.1

--------------
1 The lines represent monthly index levels derived from compounded daily returns that include all dividends.

2 The indexes are reweighted daily, using the market capitalization on the previous trading day.

3 If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

4        The index level for all series was set to $100.00 on December 31, 1999.
--------------

Legal Proceedings

         As of the Record Date, our board was unaware of any legal proceedings which may have occurred during the past five years in which one or more of our directors, director nominees or executive officers were a party adverse to us, or any legal proceeding which would be material to an evaluation of the ability or integrity of one or more of our directors or executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

         During 2004, there were three failures to file with the SEC Form 3 (Initial Statement of Beneficial Ownership of Securities) or 4 (Change in Beneficial Ownership Report) on a timely basis as required under Section 16(a) of the Exchange Act. That is, Messrs. Edgerton and Cary failed to file respective Forms 3, each on a single transaction, and Ms. Tindall failed to file a Form 4 on a single transaction.

                       CODE OF BUSINESS CONDUCT AND ETHICS

         Our Ethics Code, i.e., our Code of Business Conduct and Ethics, was adopted by our board in 2003. It applies to all of our officers, directors and employees. The Ethics Code takes as its basis a set of business principles adopted by our board several years ago. It also builds upon the basic requirements for a code of ethics as required by federal securities law and rules adopted by the SEC.

         Through the Ethics Code, we have reestablished our course of business conduct and ethics, infusing it with certain key values and characteristics and providing adherence to a clear code of ethical conduct. The Ethics Code promotes honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest between personal and professional relationships of our employees. It also promotes full, fair, accurate, timely and understandable disclosure in our reports and documents filed with, or submitted to, the SEC and other public communications made by us. The Ethics Code further promotes compliance with applicable governmental laws, rules and regulations, internal reporting of violations of the code to appropriate persons as identified in the code and accountability for adherence to the code.

         A copy of the Ethics Code is displayed on our Internet website at www.gci.com (click on "About GCI," then click on "Corporate Governance," and then click on "Code of Business Conduct and Ethics"). Also, a copy of the Ethics Code may be obtained at no charge and upon written request to us at the following address:

                         ATTN: Secretary (Ethics Code)
                         General Communication, Inc.
                         2550 Denali Street, Suite 1000
                         Anchorage, Alaska 99503

                              CERTAIN TRANSACTIONS

Series B Agreement

         In 1999, we issued and sold the Series B preferred stock for $20 million, i.e., a total of 20,000 convertible, redeemable, accreting shares of our preferred stock. Prior to that issuance, our board, by resolution, approved the Statement of Stock Designation for the issuance of Series B preferred stock and a Series B preferred stock agreement in anticipation of the issuance and sale of the stock (that designation and agreement are referred to collectively as, "Series B Agreement").

         As of the Record Date, Toronto Dominion was the sole holder of outstanding Series B preferred stock. In April 2002 we agreed with Toronto Dominion to several amendments to, or waiver of rights in, the Series B Agreement. These changes are noted in the following description of the Series B Agreement ("Amended Series B Agreement"). The Amended Series B Agreement expressly provides that, except for the amendments set forth in that agreement, the Series B Agreement remains unchanged and in full force and effect.

         The Series B Agreement includes specific rights of holders of the Series B preferred stock, including dividend rights, liquidation rights, redemption rights, voting rights, and conversion rights. It also sets forth the terms of the sale of the stock and representations and warranties of the parties, and includes other rights of the holders of the stock, including registration rights granted to the investors.

         The Series B Agreement provides that the shares of Series B preferred stock must be ranked senior to all other of our classes of equity securities. Under that agreement, as amended, the holders of the Series B preferred stock will receive dividends at the rate of 8.5% of a liquidation preference payable semiannually, in cash. The Series B Agreement also includes that, should we be permitted to issue equity redeemable at the option of the holder, the parties to the agreement would agree to enter into appropriate amendments to the offering to permit the holders to demand redemption at any time after the fourth anniversary of the issuance of the Series B preferred stock. The liquidation preference specified in the Series B Agreement is $1,000 per share, plus accrued but unpaid dividends and fees. In 2000, the Alaska legislature enacted revisions to the Alaska Corporations Code to allow an Alaska corporation, e.g., the Company, to issue such redeemable equity. As of the Record Date, the Series B Agreement had not been amended to include these redemption provisions.

         The Series B Agreement provides for mandatory redemption twelve years from the date of closing on the sale of stock or upon the occurrence of certain "triggering events." These events include an acceleration of certain of our obligations having an outstanding balance in excess of $5 million, a change in control of us, commencement of bankruptcy or insolvency proceedings against us, a breach of the limitations on certain of our long term debt set forth in the offering, a liquidation or dissolution of us, or a merger, consolidation or sale of all or substantially all of our assets which would significantly and adversely affect the rights and preferences of the outstanding Series B preferred stock. The terms also include redemption of those shares at our option any time after the fourth anniversary of the closing. The redemption price is the amount paid plus accrued and unpaid dividends. The Amended Series B Agreement provides that we are not obligated to provide notice to the holders of Series B preferred stock upon the occurrence of a triggering event which results from a change of control caused by any change in ownership of us resulting in MCI owning our voting stock with less than 18% but at least 15% of the total combined voting power of our outstanding stock.

         The Series B Agreement provides that the Series B preferred stock is convertible at any time into shares of our Class A common stock with a conversion price of $5.55 per share. The terms include, in the event we shall be unable or unwilling to redeem the Series B preferred stock subject to the terms of the mandatory redemption, the investors will have the option to convert their Series B preferred stock into our Class A common stock. The terms further include that the shares of Series B preferred stock are exchangeable, in whole but not in part, at our option into subordinated debt with terms and conditions comparable to those governing the Series B preferred stock.

         The Series B Agreement provides that holders of the Series B preferred stock will have the right to vote on all matters presented for vote to holders of common stock on an as-converted basis. Additionally, the agreement requires, as long as shares of Series B preferred stock are outstanding and unconverted, that its holders have the right to vote, as a class, and we must obtain the written consent of holders of a majority (at least 80% for the first three items) of that stock to take any of the following actions:

         o Amend the Articles or amend or repeal the Bylaws in a way which significantly and adversely affects the rights or preferences of holders of the outstanding Series B preferred stock.

         o Issue additional shares of our preferred stock except as may be required under the terms and conditions of the issuance of the Series B preferred stock.

         o Merge or consolidate us with another entity or sell all or substantially all of our assets, in any case where the terms of that action would significantly and adversely affect the rights, privileges, and preferences of the Series B preferred stock.

         o   Liquidate or dissolve us.

         o Declare or pay any dividends on our capital stock, other than to the holders of the Series B preferred stock, or set aside any sum for any such purpose.

         o Purchase, redeem or otherwise acquire for value, or pay into or set aside as a sinking fund for such purpose, any of our capital stock other than the Series B preferred stock, or any warrant, option or right to purchase any such capital stock, other than that Series B preferred stock.

         o Take any action which would result in taxation of the holders of the Series B preferred stock under Section 305 of the Internal Revenue Code.

         Of these seven specific actions, the Alaska Corporations Code, to which we are subject, generally requires shareholder approval of actions one (article amendment), three (merger and other reorganization), and four (dissolution). The Alaska Corporations Code requires an affirmative vote by at least a simple majority of the outstanding shares to approve an amendment to corporate articles. The code further provides that holders of outstanding shares of a class may vote as a class on such proposed amendment where the amendment addresses certain specific changes, including changes to the designations, preferences, limitations or relative rights of the shares of the class or changes which increase the rights and preference of a class having rights and preferences prior or superior to the shares of the class. In this instance at least a simple majority of the outstanding shares, by class, would be required to approve the article amendment.

         The Alaska Corporations Code further requires an affirmative vote by at least two-thirds of the outstanding shares (and by at least two-thirds of the outstanding shares per class, if a class of shares is entitled to vote) to approve a merger, consolidation, sale of assets not in the regular course of business, or dissolution of a corporation. The code allows a corporation to specify in its articles of incorporation that its board shall have the exclusive right to adopt, alter, amend or repeal its bylaws. The Articles provide that our board has that exclusive right with respect to the Bylaws. The other four specific actions, i.e., two (issuance of additional shares), five (declaration of dividends), six (purchase of capital stock), and seven (action adverse to taxation position regarding the Series B preferred stock), typically do not require shareholder approval. That is, under the present Articles, these four actions, normally, are matters upon which our board has authority to act.

         At the 2000 annual meeting, our shareholders approved an amendment to the Articles, allowing us to enter into agreements for the sale of preferred stock with no restriction on voting rights by class. These amendments to the Articles were subsequently filed with the State of Alaska and became effective July 31, 2000. With this change, we could call-in and reissue the Series B preferred stock to eliminate from the triggering events a reorganization of us. As of the Record Date, we had not yet negotiated such terms with the present holders of Series B preferred stock.

         The holders of Series B preferred stock have other rights with respect to membership on our board or observing status at board meetings as described elsewhere in this Proxy Statement. See, "Company Annual Meeting: Director Elections - Rights of Holders of Series B Preferred Stock in Nomination To or Observer Status Regarding the Board."

         The Series B Agreement provides that the holders of the Series B preferred stock will have a right of first refusal to acquire up to a total of $5 million in the next private financing that we might choose to initiate.

         The Series B preferred stock is convertible at any time into our Class A common stock with registration rights. See "Certain Transactions: Registration Rights Agreements."

MCI Agreements

         As of the Record Date, we continued to have a significant business relationship with MCI, including the following:

         o Under the MCI Traffic Carriage Agreement, we agreed to terminate all Alaska-bound MCI long distance traffic, to handle its toll-free 800 traffic originating in Alaska and terminating in the lower 49 states, its calling card customers when they are in Alaska, and its Alaska toll-free 800 traffic, and to provide data circuits to MCI as required.

         o Under a separate Company Traffic Carriage Agreement, MCI agreed to terminate certain of our long-distance traffic terminating in the lower 49 states, excluding Washington, Oregon and Hawaii, to originate calls for our calling card customers when they are in the lower 49 states, to provide toll-free 800 service for our customer requirements outside of Alaska, and to provide certain Internet access services.

         o Two officers and employees of MCI (Messrs. Edgerton and Mooney) serve as our directors. See, "Management of Company: Directors and Executive Officers."

         o In June 2000 we granted stock options to certain of our directors or the company for which each may have been employed (options to Mr. Mooney and another former director were granted to WorldCom Ventures, Inc., a wholly-owned indirect subsidiary of MCI). See, "Management of Company: Director Compensation."

         o We are a party to registration rights agreements with MCI regarding our Class B common stock. See, "Certain Transactions: Registration Rights Agreements."

         On July 21, 2002 MCI and substantially all of its active U.S. subsidiaries on a combined basis, filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court. On July 22, 2003 the United States Bankruptcy Court approved the settlement agreement for pre-petition amounts owed to us by MCI and affirmed all of our existing contracts with MCI. MCI emerged from bankruptcy protection on April 20, 2004. The remaining balance owed by MCI to us after this settlement was $11.1 million which we have used and plan to continue to use as a credit against amounts payable for services purchased from MCI. The MCI settlement and release agreement are further discussed in our Annual Report. As of the Record Date, MCI was in compliance with the terms of those agreements.

         Revenues attributed to the MCI Traffic Carriage Agreement in 2004 were approximately $81,741,000, or approximately 19.2% of total revenues. Payments by us to MCI under the Company Traffic Carriage Agreement in 2004 in the form of credits applied to our receivables from MCI were approximately $4.2 million, or approximately 3.0% of total cost of sales and services. The MCI Traffic Carriage Agreement provides for a term to July 2008.

Duncan Leases

         We entered into a long-term capital lease agreement ("Duncan Lease") in 1991 with a partnership in which Mr. Duncan held a 50% ownership interest. Mr. Duncan sold his interest in the partnership in 1992 to Dani Bowman, who later became Mr. Duncan's spouse. However, Mr. Duncan remains a guarantor on the note which was used to finance the acquisition of the property subject to the Duncan Lease. That property consists of a building presently occupied by us. The original Duncan Lease term was 15 years with monthly payments of $14,400, increasing in $800 increments at each two-year anniversary of the lease, beginning in 1993.

         As of the Record Date, the monthly payments were $20,860 per month. The Duncan Lease provided that, if the property was not sold prior to the end of the tenth year of the lease, the partnership would pay to us the greater of one-half of the appreciated value of the property over $1,035,000, or $500,000. We received payment of $500,000 in the form of a note in February 2002. The property subject to the Duncan Lease was capitalized in 1991 at the partnership's cost of $900,000, and the Duncan Lease obligation was recorded in the consolidated financial statements of the Company. See, "Annual Report."

         On September 11, 1997, we purchased, for $150,000, a parcel of property adjoining the property subject to the Duncan Lease. The parcel was purchased to provide space for additional parking facilities for our use of the adjoining property under the Duncan Lease. A portion of the parcel, valued at $87,900, was simultaneously deeded to Dani Bowman in order to accommodate the platting requirements of the Municipality of Anchorage necessary to allow use of the parcel for parking facilities. In June 1999, we agreed, in exchange for a payment of $135,000, to extend the lease term for an additional five-year term expiring September 30, 2011 at a rental rate of $20,000 per month and to incorporate the adjoining property into the lease agreement. The lease was further amended in 2002 to increase the rental rate to $20,860 per month for the period October 1, 2003 through September 30, 2006, and to increase the rental rate to $21,532 per month for the period October 1, 2006 through September 30, 2011, the end of the base term.

         In January 2001 we entered into an aircraft operating lease agreement with a company owned by Mr. Duncan. The lease agreement is month-to-month and may be terminated at any time upon 120 days written notice. Upon executing the lease agreement, the lessor was granted an option to purchase 250,000 shares of our Class A common stock at $6.50 per share, all of which were fully exercisable as of the Record Date. We paid a deposit of $1.5 million to the lessor in connection with the lease agreement. The deposit will be repaid to us upon the earlier of six months after the lease terminates or nine months after the date of a termination notice as provided in the lease agreement. Effective in January 2002 the lease payment was increased to $50,000 per month and the lessor agreed to repay the deposit upon termination of the lease. We agreed to allow the lessor, at its option, to repay the deposit with Company common stock, assuming such repayment did not violate any covenants in our preferred stock agreements or credit facilities.

         On February 25, 2005 we amended the aircraft operating lease agreement to accommodate the lessor's purchase of a replacement aircraft. The amendment increases the monthly lease rate from $50,000 to $75,000 upon the earlier of the sale of the aircraft covered by the original lease agreement or May 25, 2005. Prior to the earlier of the sale of the aircraft covered by the original lease agreement or May 25, 2005, we pay a monthly lease rate of $125,000. Other terms of the lease were not changed.

Indebtedness of Management

         Federal securities law prohibits public companies, e.g., the Company, from extending, maintaining or arranging credit to, for, or on behalf of its executive officers and directors. Loans made before July 29, 2002 are grandfathered, i.e., allowed to remain effective. However, material modifications of grandfathered loans are prohibited. The several existing loans to the Named Executive Officers are subject to these provisions of the act and must be paid off in accordance with their terms.

         A significant portion of the compensation paid to our executive officers is in the form of stock options. Because insider sales of our capital stock upon exercise of such options might have a negative impact on the price of our common stock, our board had encouraged our executive officers not to exercise stock options and sell the underlying stock to meet personal financial requirements. We had instead extended loans to such executive officers. As of the Record Date, total indebtedness of management was $6,725,727 (including accrued interest of $923,617), $350,000 in principal amount of which was secured by shares or options, and $5,452,110 of which was unsecured.

         The largest aggregate principal amount of indebtedness owed by executive officers since the beginning of 2004 through the Record Date, and the amount of principal and accrued interest that remained outstanding as of the Record Date were as follows (executive officers not listed had no indebtedness to us during that period):

                                           Largest Aggregate      Principal Amount      Interest Amount
                                            Principal Amount     Outstanding as of     Outstanding as of
        Name                                Outstanding ($)       Record Date ($)       Record Date ($)
        ----                                ---------------       ---------------       ---------------
        Ronald A. Duncan                       4,333,278             3,666,890              696,758

        G. Wilson Hughes                       1,486,763             1,486,763               26,425

        William C. Behnke                        933,426               350,000              136,419

        Richard P. Dowling                     1,275,981                25,000                3,738

        John M. Lowber                           369,058               273,457               60,276

        Richard D. Westlund                      631,381                   -0-                  -0-

         Mr. Duncan's loans were made for his personal use and to exercise rights under stock option agreements. The loans accrue interest at the prime rate as published in the Wall Street Journal and are unsecured. The first repayment installment became due on December 31, 2003 in the amount of $750,000. Subsequent installments become due in that amount on each of December 31, 2004 through 2007, with any remaining balance due on February 8, 2007, together with accrued interest. The loan agreement included a provision that allowed a $500,000 payment, which would otherwise have been due on December 31, 2002, to be extended to February 8, 2007 in exchange for a payment of $25,000. The payment date was extended in return for Mr. Duncan's payment of $25,000 to us on December 31, 2002. The amounts due may be paid in either cash or stock. Payments in stock will be valued at the closing price of the stock on the date of payment. Payments in stock are subject to the covenants in our preferred stock agreements and credit facilities.

         In addition to the previously described indebtedness of Mr. Duncan, during 2002 we made payments to others on behalf of Mr. Duncan in the amount of $6,373. The cumulative amount of these payments by us during 2004 and through the Record Date totaled $8,555. The payments bear no interest, and we were reimbursed by Mr. Duncan for them. A credit balance of $7,800 due Mr. Duncan remained outstanding as of the Record Date.

         Mr. Hughes' loans were made for his personal use and to exercise rights under stock option agreements with us. The loans accrue interest at our variable rate under our senior credit facility, are unsecured, and become due together with accrued interest through December 3, 2006.

         Mr. Behnke's loans were made for his personal use and to exercise rights under stock option agreements with us. Mr. Behnke's notes are secured by Class A common stock held by Mr. Behnke. Mr. Behnke's loans bear interest at our variable rate under our senior credit facility. The notes are due, together with accrued interest, in November and December 2006.

         The remaining $25,000 owed by Mr. Dowling at the Record Date is unsecured, is payable in full on December 31, 2006 and bears interest at our variable rate under our senior credit facility.

         The loans to Mr. Lowber were made for his personal use and to exercise rights under stock option agreements with us. Notes in the principal amount of $150,122 bear interest at our variable rate under our senior credit facility, and the remaining principal amount of $123,335 bears interest at a rate of 6.49% per annum. So long as Mr. Lowber remains in our employ, the accrued interest on the $123,335 note is to be waived at the beginning of each year. The loans are unsecured and are due through June 30, 2006.

Registration Rights Agreements

         We are a party to registration rights agreements ("Registration Rights Agreements") with the following:

         o MCI (including subsidiaries) regarding all shares it holds in our Class B common stock.

         o Toronto Dominion regarding all shares it holds in our Series B preferred stock.

         o Several investors, who as of the Record Date held $70 million of the Senior Notes issued in December 2004, as described elsewhere in this Proxy Statement. See, "Ownership of Company: Changes in Control - Senior Notes."

         MCI and Toronto Dominion are significant shareholders of the indicated classes or series of Company stock. For example, Toronto Dominion is the holder of all 4,314 shares outstanding of the Series B preferred stock. For holdings of other classes and series see, "Ownership of Company - Principal Shareholders." As of the Record Date, none of these persons or their affiliates, other than those identified elsewhere in this Proxy Statement, were our directors, officers, nominees for election as directors, or members of the immediate family of such directors, officers, or nominees.

         The terms of the Registration Rights Agreements with MCI and Toronto Dominion share several common terms. The basic terms are as follows. If, in the case of either agreement, we propose to register any of our securities under the Securities Act of 1933, as amended ("Securities Act") for our own account or for the account of one or more of our shareholders, we must notify all of the holders under the agreement of that intent. In addition, we must allow the holders an opportunity to include their shares ("Registerable Shares") in that registration.

         Under both the MCI and Toronto Dominion Registration Rights Agreements, each holder also has the right, under certain circumstances, to require us to register all or any portion of such holder's Registerable Shares under the Securities Act. These agreements are both subject to certain limitations and restrictions, including, in cases other than the Series B preferred stock, our right to limit the number of Registerable Shares included in the registration. Generally, we are required to pay all registration expenses in connection with each registration of Registerable Shares pursuant to these agreements.

         The Registration Rights Agreement between MCI and us, dated June 30, 2001, specifically requires us to make no more than four demand registrations at the request of MCI and an unlimited number of opportunities to include its Registerable Shares in other of our security registrations. However, each registration request by MCI must include Registerable Shares having an aggregate market value equal to or more than $1.5 million. The agreement between Toronto Dominion and us, dated April 30, 1999 pertains to Class A common stock which is issued by us upon the holder's exercise of rights to convert the preferred stock to Class A common stock. The agreement specifically requires us to make no more than two registrations at the request of holders of at least 15% of the registerable securities.

                              OWNERSHIP OF COMPANY

Principal Shareholders

         The following table sets forth, as of the Record Date (unless otherwise noted), certain information regarding the beneficial ownership of our Class A common stock, Class B common stock and Series B preferred stock by each of the following:

         o Each person known by us to own beneficially 5% or more of the outstanding shares of Class A common stock or Class B common stock, or Series B preferred stock.

         o   Each of our directors.

         o   Each of the Named Executive Officers.

         o   All of our executive officers and directors as a group.

All information with respect to beneficial ownership has been furnished to us by the respective shareholders.

                                                    Amount and
                                                    Nature of                                        % Combined
                                                    Beneficial                % of Total Shares        Voting
        Names and Address of            Title of    Ownership                    Outstanding            Power
        Beneficial Owner(1)             Class(2)       (#)       % of Class   (Class A & B)(2)     (Class A & B)(2)
        ---------------------           --------    ----------   ----------   -----------------    ----------------
                                                                                I         II         I       II
                                                                               ---       ----       ---     ----
        Stephen M. Brett                Class A      25,000(3,4)        *        *          *         *        *
                                        Class B       - - -         - - -
                                        Series B      - - -         - - -

        Richard P. Dowling              Class A     535,112(5)        1.0      1.1        1.1       1.5      1.4
                                        Class B      77,188(5)        2.0
                                        Series B      - - -         - - -


        Ronald A. Duncan                Class A   1,370,643(4,6)      2.6      3.3        3.2       6.6      6.6
                                        Class B     460,021(6)       11.9
                                        Series B      - - -         - - -

        Jerry A. Edgerton               Class A       - - -         - - -    - - -      - - -     - - -    - - -
                                        Class B       - - -         - - -
                                        Series B      - - -         - - -

        Donne F. Fisher                 Class A      62,135(3,4,7)      *        *          *       2.4      2.4
                                        Class B     212,688(7)        5.5
                                        Series B      - - -         - - -

        William P. Glasglow             Class A      49,944(4,8)        *        *          *         *        *
                                        Class B       - - -         - - -
                                        Series B      - - -         - - -

        G. Wilson Hughes                Class A     737,295(9)        1.4      1.3        1.3         *        *
                                        Class B       2,765(9)          *
                                        Series B      - - -         - - -

        John M. Lowber                  Class A     582,831(10)       1.1      1.1        1.0         *        *
                                        Class B       6,287(10)         *
                                        Series B      - - -         - - -

        Stephen R. Mooney               Class A       - - -         - - -    - - -      - - -     - - -    - - -
                                        Class B       - - -         - - -
                                        Series B      - - -         - - -

        Stephen A. Reinstadtler         Class A       - - -(4)      - - -    - - -      - - -     - - -    - - -
                                        Class B       - - -         - - -
                                        Series B      - - -         - - -

        James M. Schneider              Class A      55,000(3,4)        *        *          *         *        *
                                        Class B       - - -         - - -
                                        Series B      - - -         - - -

        Richard D. Westlund             Class A     138,630(11)         *        *          *         *        *
                                        Class B       3,618(11)         *
                                        Series B      - - -         - - -

        Barclays Global Investors, NA   Class A   2,909,142           5.6      5.3        5.2       3.2      3.2
        45 Fremont Street               Class B       - - -         - - -
        San Francisco, CA 94105         Series B      - - -         - - -

                                                    Amount and
                                                    Nature of                                        % Combined
                                                    Beneficial                % of Total Shares        Voting
        Names and Address of            Title of    Ownership                    Outstanding            Power
        Beneficial Owner(1)             Class(2)       (#)       % of Class   (Class A & B)(2)     (Class A & B)(2)
        ---------------------           --------    ----------   ----------   -----------------    ----------------
                                                                                I         II         I       II
                                                                               ---       ----       ---     ----
        GCI Qualified Employee          Class A   5,085,070(12)       9.9      9.4        9.2       6.8      6.7
        Stock Purchase Plan             Class B     109,766(12)       2.6
        2550 Denali St., Ste. 1100      Series B      - - -         - - -
        Anchorage, AK 99503

        Estate of Kim Magness           Class A     131,996             *      1.0        1.0       5.0      5.0
        c/o Raymond L. Sutton, Jr.      Class B     435,324          11.3
        303 East 17th Ave., Ste 1100    Series B      - - -         - - -
        Denver, CO 80203-1264

        Gary Magness                    Class A     137,996             *      1.0        1.0       5.0      5.0
        c/o Raymond L. Sutton, Jr.      Class B     433,924          11.2
        303 East 17th Ave., Ste 1100    Series B      - - -         - - -
        Denver, CO 80203-1264

        MCI                             Class A      50,000(13)         *      2.4        2.4      14.2     14.1
        2201 Loudoun County Parkway     Class B   1,275,791          33.1
        Ashburn, VA 20147               Series B      - - -         - - -

        Toronto Dominion
        Investments, Inc.               Class A      25,066(14)         *        *        1.4         *        *
        31 West 52nd Street             Class B       - - -         - - -
        New York, NY 10019-6101         Series B      4,314(14)       100

        Robert M. Walp                  Class A     251,028(15)         *      1.0        1.0       3.7      3.6
        804 P Street, Apt. 4            Class B     303,457(15)       7.9
        Anchorage, AK 99501             Series B      - - -         - - -

        Wellington Management           Class A   4,302,400           8.3      7.8        7.7       4.8      4.8
        75 State Street                 Class B       - - -         - - -
        Boston, MA 02109                Series B      - - -         - - -

        Westport Asset Management,      Class A   2,825,400           5.5      5.1        5.0       3.1      3.1
        Inc.                            Class B       - - -         - - -
        253 Riverside Avenue            Series B      - - -         - - -
        Westport, CT 06880

        All Directors and Executive     Class A   4,625,855(16)       8.6      9.4        9.2      13.4     13.3
          Officers As a Group           Class B     767,971(16)      19.9
          (20 Persons)                  Series B      - - -         - - -

--------------
* Represents beneficial ownership of less than 1% of the corresponding class or series stock.

1 Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. Shares of our stock that a person has the right to acquire within 60 days of the Record Date are deemed to be beneficially owned by such person and are included in the computation of the ownership and voting percentages only of such person. Each person has sole voting and investment power with respect to the shares indicated, except as otherwise stated in the footnotes to the table. Addresses are provided only for persons other than management who own beneficially more than 5% of the outstanding shares of Class A or B common stock or Series B preferred stock.

2 "Title of Class" includes our Class A common stock, Class B common stock, and Series B preferred stock. "Amount and Nature of Beneficial Ownership" and "% of Class" are given for each class or series of stock. "% of Total Shares Outstanding" and "% Combined Voting Power" are given (a) under column I as excluding Series B preferred stock outstanding and (b) under column II as including Series B preferred stock outstanding and on an as-converted to Class A common stock basis at the conversion price as set in the Series B Agreement, i.e., $5.55 per share. As of the Record Date, the 4,314 shares of Series B preferred stock outstanding (excluding accrued dividends payable in cash or in Class A common stock to that date) would convert to 777,298 shares of Class A common stock.

3 Includes 25,000 shares of our Class A common stock subject to stock options granted under the Stock Option Plan to each of Messrs. Brett, Fisher, and Schneider in February 1997 which they each respectively have the right to acquire within 60 days of the Record Date by exercise of the respective stock options. The exercise price for each option is $7.50 per share.

4 Does not include 3,330 shares of our Class A common stock granted (but not issued), i.e., the Pending Awards, to each of Messrs. Brett, Duncan, Fisher, Glasgow, Reinstadtler and Schneider pursuant to the Director Compensation Plan, which grants are subject to approval of the Plan Amendment by our shareholders at the annual meeting. See, "Management of Company: Director Compensation" and "Company Annual
         Meeting: Plan Amendment."

5 Includes 295,425 shares of Class A common stock which Mr. Dowling has the right to acquire within 60 days of the record date by the exercise of vested stock options. Includes 33,417 shares of Class A common stock and 3,160 shares of Class B common stock allocated to Mr. Dowling under the Stock Purchase Plan. Does not include 15,329 shares of our Class A common stock held in treasury by us to fund Mr. Dowling's deferred compensation.

6 Includes 133,983 shares of Class A common stock and 6,270 shares of Class B common stock allocated to Mr. Duncan under the Stock Purchase Plan. Includes 50,000 shares of Class A common stock subject to stock options granted under the Stock Option Plan to Mr. Duncan which he has the right to acquire within 60 days of the Record Date by exercise of the stock options. Does not include 195,331 shares of Class A common stock held by us in treasury pursuant to deferred compensation agreements with us. Does not include 29,453 shares of Class A common stock held by Amanda Miller, Mr. Duncan's daughter, of which Mr. Duncan disclaims beneficial ownership. Does not include 18,560 shares of Class A common stock or 8,242 shares of Class B common stock held by the Amanda Miller Trust, with respect to which Mr. Duncan has no voting or investment power. Does not include 50,650 shares of Class A common stock or 27,020 shares of Class B common stock held by Dani Bowman, Mr. Duncan's wife, of which Mr. Duncan disclaims beneficial ownership. Includes 250,000 shares of Class A common stock which a company owned by Mr. Duncan has the right to acquire within 60 days of the Record Date by the exercise of stock options.

7 Does not include 300,200 shares of Class A and 225,000 shares of Class B common stock owned by Fisher Capital Partners, Ltd., the corporate general partner of which is affiliated with Mr. Fisher's spouse. Mr. Fisher disclaims any beneficial ownership of these shares.

8 Does not include (i) 5,259 shares owned by Diamond Ventures, LLC of which Mr. Glasgow is President and (ii) 158 shares beneficially owned by minor children of Mr. Glasgow. Mr. Glasgow disclaims any beneficial ownership of the shares held by these entities or held by his children.

9 Includes 200,000 shares of Class A common stock which Mr. Hughes has the right to acquire within 60 days of the Record Date by the exercise of vested stock options. Includes 69,555 shares of Class A common stock and 2,765 shares of Class B common stock allocated to Mr. Hughes under the Stock Purchase Plan.
         See, "Management of Company: Hughes Bonus Agreement."

10 Includes 370,000 shares which Mr. Lowber has the right to acquire within 60 days of the Record Date by the exercise of vested stock options. Includes 55,173 shares of Class A common stock and 6,017 shares of Class B common stock allocated to Mr. Lowber under the Stock Purchase Plan.

11 Includes 66,666 shares which Mr. Westlund has the right to acquire within 60 days of the Record Date by the exercise of vested stock options. Includes 60,910 shares of Class A common stock and 3,618 shares of Class B common stock allocated to Mr. Westlund under the Stock Purchase Plan. Does not include 31,469 shares of our Class A common stock held in treasury by us to fund Mr. Westlund's vested deferred compensation.

12       Balance as of March 31, 2005.

13 Includes 50,000 shares of Class A common stock which MCI has a right to acquire within 60 days of the Record Date by the exercise of vested stock options.

14 Includes 25,000 shares of Class A common stock which Toronto Dominion Investments has the right to acquire within 60 days of the Record Date by the exercise of vested stock options. Excludes accrued dividends on Series B shares.

15 Includes 38,231 shares of Class A common stock and 2,408 shares of Class B common stock allocated to Mr. Walp under the Stock Purchase Plan. Includes 27,170 shares of Class A common stock which Mr. Walp has the right to acquire within 60 days of the Record Date by the exercise of vested stock options.

16 Includes 2,222,254 shares of Class A common stock which such persons have the right to acquire within 60 days of the Record Date through the exercise of vested stock options. Includes 504,700 shares of Class A common stock and 27,261 shares of Class B common stock allocated to such persons under the Stock Purchase Plan.
--------------

Changes in Control

         Series B Preferred Stock. The Series B Agreement provides that the holders of the Series B preferred stock have the right to vote on all matters presented for vote to the holders of our Class A common stock on an as-converted basis. In addition, the holders of the outstanding Series B preferred stock have limited voting rights as a class or otherwise to require us to request its consent on specific actions which might be taken including amending the Articles, restructuring the Company, paying dividends, and redeeming stock. Under the present Articles, the Class A common stock and Class B common stock vote for directors and on such specific actions, as one class, with limited exceptions as set forth in the Alaska Corporations Code. These exceptions include action to amend the articles of incorporation of a corporation in certain specific areas including changes in the designations, preferences, limitations, or relative rights of shares of the class.

         The holders of outstanding Series B preferred stock have the right to convert their shares into our Class A common stock at a specified conversion price, as adjusted. As of the Record Date, Toronto Dominion remained as the sole holder of Series B preferred stock.

         As of the Record Date, the conversion price was $5.55 per share. Using that conversion price and assuming the conversion of all of the outstanding Series B preferred stock of the remaining holder of the Series B preferred stock as of the Record Date, the stock could be converted into 777,298 shares of our Class A common stock (excluding dividends accrued through that date) which would constitute approximately 1.5% of our then outstanding Class A common stock.

         As a part of the terms of the issuance of the Series B preferred stock, our board increased its size by one director. The selection and nomination of that director is subject to certain terms of the Series B Agreement. See, "Company Annual Meeting: Director Elections - Rights of Holders of Series B Preferred Stock in Nomination To, or Observer Status Regarding, the Board."

         Pledged Assets and Securities. Our obligations under our credit facilities are secured by substantially all of our assets. Should there be a default by us under such agreements, our lenders could gain control of our assets. We have been at all times since January 1, 2004 and up through the Record Date, in compliance with all material terms of these credit facilities. These obligations and pledges are further described in our Annual Report. See, "Annual Report."

         Senior Notes. In February 2004 GCI, Inc., our wholly-owned subsidiary, sold $250 million in aggregate principal amount of senior debt securities and in December 2004 GCI, Inc. sold an additional $70 million in similar debt securities, with the full complement of $320 million due in 2014 ("Senior Notes"). The net proceeds from the Senior Notes were used to repay our then existing $180 million in senior notes, to repay term and revolving portions of our senior credit facility totaling $53.8 million, to repurchase equity from MCI, and for other of our ongoing operations. The initial offering of the Senior Notes (not including the subsequent $70 million issue) was later registered under the Securities Act in August 2004. We registered $70 million of the Senior Notes in May 2005.

         The Senior Notes are subject to the terms of an indenture ("Indenture") entered into by GCI, Inc. Upon the occurrence of a change of control, as defined in the Indenture, GCI, Inc. is required to offer to purchase the Senior Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest. The Indenture provides that the Senior Notes are redeemable at the option of GCI, Inc. at specified redemption prices commencing in 2009. The terms of the Senior Notes contain limitations on the ability of GCI, Inc. and its restricted subsidiaries to incur additional indebtedness, limitations on investments, payment of dividends and other restricted payments and limitations on liens, asset sales, mergers, transactions with affiliates and operation of unrestricted subsidiaries. The Indenture also limits the ability of GCI, Inc. and its restricted subsidiaries to enter into or allow to exist specified restrictions on the ability of GCI, Inc. to receive distributions from restricted subsidiaries.

         For purposes of the Indenture and the Senior Notes, the restricted subsidiaries consist of all of our direct or indirect subsidiaries, with the exception of the unrestricted subsidiaries, none of which existed as of the Record Date. Under the terms of the Indenture an unrestricted subsidiary is a subsidiary of GCI, Inc. so designated from time to time in accordance with procedures as set forth in the Indenture.

         We and GCI, Inc. were from the commencement of 2004 and up through the repayment of the previous senior notes in February 2004 fully in compliance with the material terms of the previous corresponding indenture. In addition, we and GCI, Inc. have since the issuance of the Senior Notes and up through the Record Date, been in compliance with all material terms of the Indenture including making timely payments on the obligations of GCI, Inc.

                        LITIGATION AND REGULATORY MATTERS

         We were, as of the Record Date, involved in several administrative and civil action matters primarily related to our telecommunications markets in Alaska and the remaining 49 states and other regulatory matters. These actions are discussed in our Annual Report. See, "Annual Report."

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Overview

         Our Audit Committee has retained KPMG LLP as our External Auditor, i.e., independent certified public accountants for us, during 2004. It is anticipated that the Audit Committee will appoint KPMG LLP as our External Auditor for 2005. A representative of KPMG LLP is expected to be present at our annual meeting. The representative will have the opportunity to make a statement, if so desired, and will be able to respond to appropriate questions.

Pre-Approval Policies and Procedures

         We have established as policy, through the adoption of the Audit Committee Charter that, before our External Auditor is engaged by us to render audit services, the engagement must be approved by the Audit Committee.

         While our Audit Committee may, in the alternative, establish specific additional pre-approval policies and procedures to be followed in selection and engagement of an External Auditor and which are detailed as to the particular service, require that the Audit Committee is informed of each service and require that such policies and procedures do not include delegation of the committee's responsibilities under the Exchange Act to our management, the committee has not established such alternative to its direct pre-approval of our External Auditor.

         Our pre-approval policies and procedures with respect to Non-Audit Services include as a part of the Audit Committee Charter that the Audit Committee may choose any of the following options for approving such services:

         o Full Audit Committee - The full Audit Committee can consider each Non-Audit Service.

         o Designee - The Audit Committee can designate one of its members to approve a Non-Audit Service, with that member reporting approvals to the full committee.

         o Pre-Approval of Categories - The Audit Committee can pre-approve categories of Non-Audit Services. Should this option be chosen, the categories must be specific enough to ensure both of the following
             -

             o The Audit Committee knows exactly what it is approving and can determine the effect of such approval on auditor independence.

             o Management will not find it necessary to decide whether a specific service falls within a category of pre-approved Non-Audit Service.

         The Audit Committee's pre-approval of Non-Audit Services may be waived under specific provisions of the Audit Committee Charter. The prerequisites for waiver are as follows: (1) the aggregate amount of all Non-Audit Services constitutes not more than 5% of the total amount of revenue paid by us to the External Auditor during the fiscal year in which those services are provided;
(2) the service is originally thought to be a part of an audit by our External Auditor; (3) the service turns out to be a Non-Audit Service; and (4) the service is promptly brought to the attention of the Audit Committee and approved prior to completion of the audit by the committee or by one or more members of the committee who are members of our board to whom authority to grant such approvals has been delegated by the committee.

Fees and Services

         KPMG LLP has provided certain audit, audit-related, and tax services, the aggregate fees billed in each of these categories for each of the past two fiscal years are as follows:

         o   Audit Fees - Were $595,100 and $231,001 for 2004 and 2003,
             respectively. Included in this category are fees for our annual financial statement audit, quarterly financial statement reviews, and reviews of other filings by us with the SEC.

         o Audit-Related Fees - Were $140,000 and $14,500 for 2004 and 2003, respectively. Included in this category are fees for the audit of the Stock Purchase Plan and review of the related annual report on Form 11-K filed with the SEC.

         o   Tax Fees - Were $29,525 and $24,375 for 2004 and 2003,
             respectively. Included in this category are fees for review of our state and federal income tax returns and consultation on various tax matters.

         o   All Other Fees - $244,469 for 2004 and $25,676 for 2003.

         During 2004, there were no waivers of our Audit Committee pre-approval policy.

                                  ANNUAL REPORT

         The Annual Report to our shareholders in the form of Form 10-K for 2004 is enclosed with this Proxy Statement, subject to the delivery provisions described elsewhere in this Proxy Statement. See, "Company Annual Meeting:
Voting Procedure - Delivery." In addition, our Internet website provides a link to the SEC website containing copies of our filings with the SEC, including our Annual Report, recent quarterly reports on Form 10-Q and current reports on Form 8-K.

                           SHAREHOLDER COMMUNICATIONS

         Our board follows a process of open communication with our shareholders. We file various reports with the SEC and issue public releases to the media through our board, from time to time, on matters relating to our business and our shareholders.

         In addition, our shareholders are encouraged to contact our board with their questions, concerns, and comments. This communication can most efficiently be accomplished by writing to our board, generally, or to specific board members, individually, at the following mailing address:

                            ATTN: Secretary (Shareholder - Board Communication) General Communication, Inc.
                            2550 Denali Street, Suite 1000
                            Anchorage, Alaska  99503

         A copy of each shareholder communication will be forwarded to all members of our board within no more than five business days of receipt. In the event a shareholder communication shall be to one or more but not all of our board members, copies of it shall be distributed to all board members for their review or information, as the case may be. Each shareholder communication must include the shareholder's full name and address as they appear in our records, as well as an identification of the number of shares registered or beneficially owned by the shareholder. Our board may, in its sole discretion, not respond to a shareholder communication not containing this information.

         As a part of its open communication policy with our shareholders, our board encourages shareholders to attend annual and special, if any, shareholder meetings and to voice their questions, concerns and comments to management and the board. A portion of each such meeting is set aside for such dialogue. Our board members are encouraged to attend annual shareholder meetings to respond directly to shareholder inquiries. Because of scheduling conflicts, other commitments and selection of board members having requisite skills and characteristics to promote our business but residing outside of Alaska, only two of our board members (Messrs. Duncan and Brett) were present at the 2004 annual shareholder meeting.

                FUTURE SHAREHOLDER PROPOSALS AND RECOMMENDATIONS

Proposals

         Certain matters are required to be considered at an annual meeting of our shareholders, e.g., the election of directors. In addition, from time to time, our board may wish to submit to those shareholders other matters for consideration. Furthermore, our shareholders may be asked to consider and take action on a proposal of business submitted by other of our shareholders who are not members of management and where the proposal covers a matter deemed proper under SEC rules and applicable state law.

         Under our Bylaws, should one or more of our shareholders wish to have a proposal of business included in management's proxy statement and form proxy for our 2006 annual meeting of shareholders, the proposal must be received by us at the following address not earlier than December 2, 2005 and not later than January 2, 2006:

                            ATTN: Secretary (2006 Annual Meeting Proposal) General Communication, Inc.
                            2550 Denali Street, Suite 1000
                            Anchorage, Alaska  99503

         Under our Bylaws, a shareholder of ours wishing to make a proposal of a nomination for director or wishing to introduce a proposal of any business at our 2006 annual meeting must give us timely advance notice as described in our Bylaws. To be timely, we must receive the nomination or other shareholder proposal for the 2006 meeting at our offices as identified above not earlier than December 2, 2005 and not later than January 2, 2006. Nominations for director must describe various matters as specified in our Bylaws, including the name and address of each nominee, his or her occupation and number of shares held, and certain other information. The nomination must also be accompanied by written consent by the nominee to being named in the proxy statement as a nominee and to serving as a director if elected.

         In addition to the timely submission of advance notice, a shareholder of ours wishing to make a proposal at our 2006 annual meeting must include in that notice a statement describing the proposal (which must otherwise be a proper subject for action by our shareholders), the reasons for that other business and other matters as specified in our Bylaws. Our board or the presiding officer at the meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for shareholder action in accordance with applicable law. Our Articles and Bylaws also set forth specific requirements and limitations applicable to nominations and other shareholder proposals at special meetings of our shareholders.

         A shareholder of ours making a nomination or other shareholder proposal of business for the 2006 annual meeting must be a person who is a shareholder of record both at the time of giving of notice and at the time of the meeting and who is entitled to vote at the meeting. In addition, such a shareholder must be a person who has continuously held at least $2,000 in market value, or at least 1%, of our outstanding securities entitled to be voted on the matter at the meeting for at least one year by the date of submission of the proposal to us for inclusion on the agenda of the meeting. Any such notice must be given to our Secretary at the address identified above. Any shareholder of ours who shall desire a copy of our Articles or Bylaws will be furnished a copy without charge upon written request to the Secretary at the above given address.

         For any proposal by a shareholder of ours that is not submitted for inclusion in the management proxy statement for our 2006 annual meeting but is instead sought to be presented directly at that meeting, the SEC rules permit our board to vote proxies in its discretion if we (i) receive notice of the proposal during the time interval December 2, 2005 through January 2, 2006 and we advise shareholders in the 2006 proxy statement about the nature of the matter and how our board intends to vote on that matter, or (ii) do not receive notice of the proposal during the time interval December 2, 2005 through January 2, 2006. Our board intends to exercise this authority, if necessary, in conjunction with the 2006 meeting.

         Our board carefully considers all proposals from our shareholders. When adoption of a proposal is clearly in the best interest of us and our shareholders generally and does not require approval of our shareholders, it is usually adopted by our board, if appropriate, rather than being included in management's proxy statement.

Recommendations

         As our policy, the Nominating and Corporate Governance Committee will, for our 2006 shareholder annual meeting, consider director candidates recommended by certain of our shareholders, subject to the shareholder recommendation procedure set forth in the Nominating and Corporate Governance Committee Charter. A copy of the charter is available as described elsewhere in this Proxy Statement. See, "Management of Company: Board and Committee Meetings
- Nominating and Corporate Governance Committee."

         A shareholder of ours recommending such a candidate must submit the recommendation to the Nominating and Corporate Governance Committee timely in order to ensure committee consideration of it. To be timely, the recommendation must be received at the following address not earlier than December 2, 2005 and not later than January 2, 2006:

                            ATTN: Chair, Nominating and Corporate Governance Committee (2006 Annual Meeting Recommendation) General Communication, Inc.
                            2550 Denali Street, Suite 1000
                            Anchorage, Alaska  99503

         The shareholder recommendation must be accompanied by a written statement in support of it. The statement must describe various matters as specified in the Nominating and Corporate Governance Committee Charter, including the name and address of the recommended candidate, his or her occupation and certain other information about him or her as well as about the shareholder recommending the candidate. The recommendation and statement must also be accompanied by written consents by the recommending shareholder and recommended candidate, should the committee and our board accept the shareholder recommendation, to being named in our 2006 management proxy statement as a nominee and to serving as a director if elected.

         Our Nominating and Corporate Governance Committee is only required to consider a shareholder recommendation made by a shareholder of ours who, as of the date of the shareholder recommendation and the record date for the 2006 annual meeting, is a beneficial owner of at least one share of our voting securities. That is, the shareholder must be the holder of at least one share of Class A common stock, one share of Class B common stock, or one share of preferred stock which either has voting rights directly or indirectly on an equivalent as-converted basis in our common stock.

         Upon timely receipt of a recommendation and statement in support of it satisfying the requirements of the Nominating and Corporate Governance Committee Charter, our Nominating and Corporate Governance Committee shall review the recommendation, subject to minimum qualifications, skills and characteristics and other requirements of our board as set forth in the charter and as generally described elsewhere in this Proxy Statement. See, "Management of Company: Board and Committee Meetings - Nominating and Corporate Governance Committee." The shareholder recommendation will be evaluated by the committee and the committee's determination on that recommendation will be subject to those criteria the same as will be the case for a determination by the committee on existing board members standing for re-election.

         With regard to each nominee, if any, approved by our Nominating and Corporate Governance Committee for inclusion in our 2006 proxy (other than executive officers or directors standing for re-election), the persons or entities who recommended the nominee will be identified in the proxy statement for that meeting as falling within one of the following categories: security holder, non-management director, chief executive officer, other executive officer, third-party search firm, or other specified source.

         In the event our Nominating and Corporate Governance Committee shall receive by a date not later than December 2, 2005 a shareholder recommendation from a shareholder or group of shareholders that beneficially owned more than 5% of our voting common stock for at least one year as of the date of the recommendation, the committee shall identify in our 2006 proxy statement, the recommended candidate and the shareholder or shareholder group recommending the candidate, and disclose whether the committee chose to nominate the candidate, with one limitation. Should those persons not give us written consent to identify them, we would not be required to identify them in that proxy statement.

                                                                      APPENDIX I

                                     DRAFT



                   AMENDED AND RESTATED 1986 STOCK OPTION PLAN
                                       OF
                           GENERAL COMMUNICATION, INC.

                           (As proposed to be amended)













                               AS OF          , 2005

                                     DRAFT

                                TABLE OF CONTENTS
                                                                                                      Page
                                                                                                      ----
1.     PURPOSE AND TERM OF PLAN........................................................................1
       1.1      Restatement of Plan....................................................................1
       1.2      Purpose................................................................................1
       1.3      Term of Plan...........................................................................1

2.     DEFINITIONS AND CONSTRUCTION....................................................................1
       2.1      Definitions............................................................................1
       2.2      Construction...........................................................................4

3.     ADMINISTRATION..................................................................................4
       3.1      Administration by the Committee........................................................4
       3.2      Administration with Respect to Insiders................................................4
       3.3      Committee Complying with Section 162(m)................................................4
       3.4      Powers of the Committee................................................................5
       3.5      Indemnification........................................................................5

4.     SHARES SUBJECT TO PLAN..........................................................................6
       4.1      Maximum Number of Shares Issuable......................................................6
       4.2      Adjustments for Changes in Capital Structure...........................................6

5.     ELIGIBILITY AND AWARD LIMITATIONS...............................................................7
       5.1      Persons Eligible for Awards............................................................7
       5.2      Participation..........................................................................7
       5.3      Award Limits...........................................................................7

6.     TERMS AND CONDITIONS OF OPTIONS.................................................................7
       6.1      Exercise Price.........................................................................8
       6.2      Exercisability and Term of Options.....................................................8
       6.3      Payment of Exercise Price..............................................................8
       6.4      Effect of Termination of Service.......................................................9
       6.5      Transferability of Options.............................................................10
       6.6      Incentive Stock Option Limitations.....................................................11

7.     TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.................................................12
       7.1      Purchase Price.........................................................................12
       7.2      Vesting................................................................................12
       7.3      Restrictions on Transfer...............................................................12
       7.4      Voting Rights; Dividends and Distributions.............................................12
       7.5      Effect of Termination of Service.......................................................12
       7.6      Exercise of Rights.....................................................................13

8.     STANDARD FORMS OF AWARD AGREEMENT...............................................................13
       8.1      Award Agreements.......................................................................13
       8.2      Authority to Vary Terms................................................................13

                                     DRAFT

9.     COMPLIANCE WITH SECURITIES LAW..................................................................13

10.    TAX WITHHOLDING.................................................................................13
       10.1     Tax Withholding in General.............................................................13
       10.2     Withholding in Shares..................................................................14

11.    AMENDMENT OR TERMINATION OF PLAN................................................................14

12.    MISCELLANEOUS PROVISIONS........................................................................14
       12.1     Repurchase Rights......................................................................14
       12.2     Provision of Information...............................................................15
       12.3     Rights as Employee, Consultant or Director.............................................15
       12.4     Rights as a Shareholder................................................................15
       12.5     Other Awards and Compensation..........................................................15
       12.6     Fractional Shares......................................................................15
       12.7     Termination of Right of Action.........................................................15
       12.8     Severability...........................................................................15
       12.9     Choice of Law..........................................................................16
       12.10    Effectiveness of the Plan..............................................................16

                                     DRAFT

                   Amended and Restated 1986 Stock Option Plan
                         of General Communication, Inc.


1.       PURPOSE AND TERM OF PLAN.

         1.1 Restatement of Plan. The Amended and Restated 1986 Stock Option Plan of General Communication, Inc. (the "Plan") hereby is restated in its
entirety by this document effective as of             , 2005, the date of its
approval by the shareholders of the Company (the "Effective Date").

         1.2 Purpose. The purpose of the Plan is to provide a special incentive to selected officers, directors and other employees of, and consultants and advisors to, General Communication, Inc. and its present and future subsidiaries in order to promote the business of the Company and to encourage such persons to accept or continue their relationship with the Company. Accordingly, the Plan seeks to achieve this purpose by providing for Options and Restricted Stock Awards.

         1.3 Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed.

2.       DEFINITIONS AND CONSTRUCTION.

         2.1 Definitions. As used in the Plan, the following terms shall have the indicated meanings:

                           "Award" means any Option or Restricted Stock Award
granted under the Plan.

                           "Award Agreement" means a written agreement between
the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant. An Award Agreement may be an "Option Agreement" or a "Restricted Stock Agreement."

                           "Board" means the Board of Directors of the Company.

                           "Code" means the Internal Revenue Code of 1986, as
amended, and any applicable regulations promulgated thereunder.

                           "Committee" means the Compensation Committee or other
committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

                                     DRAFT

                           "Company" means General Communication, Inc., an
Alaska corporation, or any successor corporation thereto.

                           "Consultant" means a person engaged to provide
consulting or advisory services (other than as an Employee or a member of the Board) to the Company or a Subsidiary.

                           "Director" means a member of the Board.

                           "Disability" means the permanent and total disability
of the Participant, within the meaning of Section 22(e)(3) of the Code.

                           "Employee" means any person treated as an employee
(including an Officer or a member of the Board who is also treated as an employee) in the records of the Company or a Subsidiary and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's rights, if any, under the Plan as of the time of the Company's determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

                           "Exchange Act" means the Securities Exchange Act of
1934, as amended.

                           "Fair Market Value" means the closing price of the
Stock on the principal exchange on which the stock is traded or, if the Stock is not traded on an exchange, as reported by Nasdaq, or, if the closing price of the Stock is not reported by Nasdaq, the fair market value of the Stock as determined by the Committee in good faith by any reasonable means, in each case, on such date of determination.

                           "Incentive Stock Option" means an Option intended to
be (as set forth in the applicable Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

                           "Insider" means an Officer, a Director or any other
person whose transactions in Stock are subject to Section 16 of the Exchange
Act.

                           "ISO-Qualifying Corporation" means the Company or a
Subsidiary that is a "subsidiary corporation" of the Company as defined in
Section 424(f) of the Code.

                                     DRAFT

                           "Nonstatutory Stock Option" means an Option not
intended to be (as set forth in the applicable Award
Agreement) an incentive stock option within the meaning of Section 422(b) of the Code.

                           "Officer" means any person designated by the Board as
an officer of the Company.

                           "Option" means the right to purchase Stock at a
stated price for a specified period of time granted to a Participant pursuant to
Section 6 of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

                           "Participant" means any person to whom an Award may
be granted pursuant to Section 5 of the Plan and to whom one or more Awards has been granted.

                           "Restricted Stock" means Stock issued to a
Participant subject to vesting conditions.

                           "Restricted Stock Award" means an Award of Restricted
Stock pursuant to Section 7 of the Plan.

                           "Rule 16b-3" means Rule 16b-3 under the Exchange Act,
as amended from time to time, or any successor rule or regulation.

                           "Section 162(m)" means Section 162(m) of the Code.

                           "Securities Act" means the Securities Act of 1933, as
amended.

                           "Service" means a Participant's employment or service
with the Company or a Subsidiary, whether in the capacity of an Employee, a Director or a Consultant. A Participant's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the entity for which the Participant renders such Service, provided that there is no interruption or termination of the Participant's Service. Furthermore, a Participant's Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, if any such leave taken by a Participant exceeds 90 days, then on the 181st day following the commencement of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option, unless the Participant's right to return to Service with the Company or a Subsidiary is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant's Award Agreement. A Participant's Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Participant performs Service ceasing to be a Subsidiary. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant's Service has terminated and the effective date of such termination.

                                     DRAFT

                           "Stock" means the common stock of the Company.

                           "Subsidiary" means any entity in which the Company
owns, directly or indirectly, more than 50% of the total voting power.

                           "Ten Percent Owner" means a Participant who, at the
time an Option is granted to the Participant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of all ISO-Qualifying Corporations within the meaning of Section 422(b)(6) of the Code.

                           "Vesting Conditions" mean those conditions
established in Section 7 of the Plan prior to the satisfaction of which shares subject to a Restricted Stock Award remain subject to forfeiture in favor of the Company upon the Participant's termination of Service.

         2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

3.       ADMINISTRATION.

         3.1 Administration by the Committee. The Plan shall be administered by the Committee. A majority of the members of the Committee shall constitute a quorum, and all decisions, determinations and interpretations of the Committee shall be made by a majority of such quorum. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award. Any decision, determination or interpretation of the Committee under the Plan in writing signed by all members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held.

         3.2 Administration with Respect to Insiders. Unless otherwise determined by the Board, with respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

         3.3 Committee Complying with Section 162(m). If the Company is a "publicly held corporation" within the meaning of Section 162(m), the Board may establish a Committee of "outside directors" within the meaning of Section 162(m) to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

                                     DRAFT

         3.4 Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

                 (a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock to be subject to each Award;

                 (b) to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

                 (c) to determine the Fair Market Value of shares of Stock or the fair market value of any other property;

                 (d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares purchased pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with an Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the time of the expiration of any Award, (vi) the effect of the Participant's termination of Service on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

                 (e) to approve one or more forms of Award Agreement;

                 (f) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

                 (g) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant's termination of Service;

                 (h) to decide all questions and settle all controversies and disputes which may arise in connection with the Plan; and

                 (i) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement, to interpret the Plan and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

         3.5 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Company or any Subsidiary, members of the Board or the

                                     DRAFT

Committee shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within 60 days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.       SHARES SUBJECT TO PLAN.

         4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 13,200,000 and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture are forfeited, the shares of Stock allocable to the terminated portion of such Award or such forfeited shares of Stock shall again be available for issuance under the Plan. Shares of Stock withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to Section 10.2 shall not be deemed to have been issued pursuant to the Plan. If the exercise price of an Option is paid by tender to the Company of shares of Stock owned by the Participant, the number of shares available for issuance under the Plan shall be reduced by the net number of shares for which the Option is exercised.

         4.2 Adjustments for Changes in Capital Structure. In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Stock, the number and kind of shares of stock on which Awards may be granted hereunder, the number and kind of shares of stock remaining subject to each Award outstanding at the time of such change and the Award price shall be appropriately adjusted by the Committee, whose determination shall be binding on all parties concerned. Subject to any required action by the shareholders, if the Company shall be the surviving corporation in any merger or consolidation (other than a merger or consolidation in which the Company survives but its outstanding shares are converted into securities of another corporation or exchanged for other consideration), any Award granted hereunder shall pertain and apply to the securities which a holder of the number of shares of Stock then subject to the Award should have been entitled to receive. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation or its outstanding shares are so converted or exchanged shall cause every option hereunder to terminate, but at least 20 days prior to the effective date of any such dissolution or liquidation (or if earlier any related sale of all or substantially all assets) or of any such merger or consolidation, the Committee shall either make all Awards outstanding hereunder immediately exercisable or arrange that

                                     DRAFT

the successor or surviving corporation, if any, grant replacement Awards. The Committee in its sole discretion, also may make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of any performance criteria or performance period applicable to such award.

5.       ELIGIBILITY AND AWARD LIMITATIONS.

         5.1 Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors. For purposes of the foregoing sentence, "Employees," "Consultants" and "Directors" shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are granted in connection with written offers of an employment or other service relationship with the Company or a Subsidiary; provided, however, that no Stock subject to any such Award shall vest, become exercisable or be issued prior to the date on which such person commences Service.

         5.2 Participation. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award.

         5.3 Award Limits.

                 (a) Maximum Number of Shares Issuable as ISOs Under Plan. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options is13,200,000 shares.

                 (b) Maximum Number of Shares Issuable to any Individual Under Plan. The maximum number of shares that may be issued under Awards granted to any individual in a calendar year may not exceed 500,000 shares of Stock.

                 (c) Section 162(m) Award Limits. The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a "publicly held corporation" within the meaning of Section 162(m).

                           (i) Options. Subject to adjustment as provided in
Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Options which in the aggregate are for more than 500,000 shares of Stock.

                           (ii) Restricted Stock Awards. Subject to adjustment
as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Restricted Stock Awards for more than 500,000 shares of Stock.

6.       TERMS AND CONDITIONS OF OPTIONS.

         Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of

                                     DRAFT

the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

         6.1 Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than 110% of the Fair Market Value of a share of Stock on the effective date of grant of the Option.

         6.2 Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of 10 years after the effective date of grant of such Option, and (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five years after the effective date of grant of such Option.

         6.3 Payment of Exercise Price.

                 (a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, (ii) by tender to the Company of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Cashless Exercise"), (iv) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

                 (b) Limitations on Forms of Consideration.

                           (i) Tender of Stock. Notwithstanding the foregoing,
an Option may not be exercised by tender to the Company of shares of Stock to the extent such tender would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Committee, an Option may not be exercised by tender to the Company of shares of Stock unless such shares either have been owned by the Participant for more than 6 months or were not acquired, directly or indirectly, from the Company.

                                     DRAFT

                           (ii) Cashless Exercise. The Company reserves, at any
and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

         6.4 Effect of Termination of Service.

                  (a) Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee in the grant of an Option and set forth in the Award Agreement, an Option shall be exercisable after a Participant's termination of Service only during the applicable time period determined in accordance with this Section and thereafter shall terminate:

                           (i) Disability. If the Participant's Service
terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant's Service terminated, may be exercised by the Participant (or the Participant's guardian or legal representative) at any time prior to the expiration of 12 months after the date on which the Participant's Service terminated, but in any event no later than the date of expiration of the Option's term as set forth in the Award Agreement evidencing such Option (the "Option Expiration Date").

                           (ii) Death. If the Participant's Service terminates
because of the death of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant's Service terminated, may be exercised by the Participant's legal representative or other person who acquired the right to exercise the Option by reason of the Participant's death at any time prior to the expiration of 12 months after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date. The Participant's Service shall be deemed to have terminated on account of death if the Participant dies within three months after the Participant's termination of Service.

                           (iii) Other Termination of Service. If the
Participant's Service terminates for any reason other than Disability, death, or for Cause, the Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant's Service terminated, may be exercised by the Participant at any time prior to the expiration of 30 days after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date.

                           (iv) Termination for Cause. If the Participant's
Service terminates for cause, then all Options held by the Participant as of such termination (whether or not exercisable) shall be terminated and canceled and the Participant shall have no further rights under this Plan. For purposes of this Section 6.4(a)(iv), "cause" shall have the meaning ascribed thereto in any employment agreement with the Company or any Subsidiary to which such Participant is a party or, in the

                                     DRAFT

absence thereof, shall include but not be limited to an illegal or negligent action by the Participant that materially adversely affects the Company or any Subsidiary or, engaging in misconduct involving serious moral turpitude, or the failure or refusal to perform one's duties and responsibilities for any reason other than illness or incapacity; provided, however, that if such termination occurs within 12 months after a change of control of the Company (as determined by the Committee, in its sole discretion), "cause" shall mean only a felony conviction for fraud, misappropriation or embezzlement.

                  (b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 9 below, the Option shall remain exercisable until three months (or such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

                  (c) Extension if Participant Subject to Section 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 6.4(a) of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the 10th day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the 190th day after the Participant's termination of Service, or (iii) the Option Expiration Date.

         6.5 Transferability of Options. Except as otherwise provided in this
Section 6.5, during the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant's guardian or legal representative. Prior to the issuance of shares of Stock upon the exercise of an Option, the Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Participant, with the approval of the Committee, may transfer the Option for no consideration to or for the benefit of the Participant's immediate family (including, without limitation, to a trust for the benefit of the Participant's immediate family or to a partnership or limited liability company for one or more members of the Participant's immediate family), subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer. The foregoing right to transfer the Option shall apply to the right to consent to amendments to this Plan and the Award Agreement and, in the discretion of the Committee, shall also apply to the right to transfer ancillary rights associated with the Option. The term "immediate family" shall mean the Participant's spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Participant). In addition, notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8

                                     DRAFT

Registration Statement under the Securities Act. Any attempted assignment, transfer, pledge, hypothecation or other disposition of any option contrary to the provisions of the Plan, and any levy of any attachment or similar process upon an option will be null and void and without effect, and the Committee may, in its discretion, upon the happening of any such event, terminate an option forthwith.

         6.6 Incentive Stock Option Limitations.

                  (a) Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of an ISO-Qualifying Corporation. Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee of an ISO-Qualifying Corporation shall be deemed granted effective on the date such person commences Service with an ISO-Qualifying Corporation, with an exercise price determined as of such date in accordance with Section 6.1.

                  (b) Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Company, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than $100,000, the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.

                                     DRAFT

7.       TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.

         Restricted Stock Awards shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Award or purported Restricted Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

         7.1 Purchase Price. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Award, the consideration for which shall be services actually rendered to the Company or a Subsidiary or for its benefit. Notwithstanding the foregoing, the Participant shall furnish consideration in the form of cash or past services rendered to the Company or a Subsidiary or for its benefit having a value not less than the par value of the shares of Stock subject to such Restricted Stock Award.

         7.2 Vesting. Shares of Restricted Stock issued pursuant to any Restricted Stock Award shall be subject to the vesting conditions described in the Award Agreement.

         7.3 Restrictions on Transfer. Until shares subject to a Restricted Stock Award have vested, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of by the Participant. Upon request by the Company, each Participant shall execute an agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

         7.4 Voting Rights; Dividends and Distributions. Except as provided in this Section and any Award Agreement, the Participant shall have all of the rights of a shareholder of the Company with respect to unvested shares of Restricted Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of such unvested shares shall be immediately subject to the same vesting conditions as the unvested shares with respect to which such dividends or distributions were paid or adjustments were made.

         7.5 Effect of Termination of Service. Unless otherwise provided in the Award Agreement, if a Participant's Service terminates for any reason, whether voluntarily or involuntarily (including the Participant's death or disability), then the Participant shall forfeit to the Company any shares of Restricted Stock which remain unvested as of the date of the Participant's termination of Service.

                                     DRAFT

         7.6 Exercise of Rights. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

8.       STANDARD FORMS OF AWARD AGREEMENT.

         8.1 Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. Any Award Agreement may be in form or forms, including electronic media, as the Committee may approve from time to time.

         8.2 Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

9.       COMPLIANCE WITH SECURITIES LAW.

         The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

10.      TAX WITHHOLDING.

         10.1 Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise of an Option, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company or a Subsidiary

                                     DRAFT

with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until such tax withholding obligations have been satisfied by the Participant.

         10.2 Withholding in Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Company and its Subsidiaries. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

11.      AMENDMENT OR TERMINATION OF PLAN.

         The Company may amend, suspend or terminate the Plan at any time. However, without the approval of the Company's shareholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2),
(b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company's shareholders under any applicable law, regulation or rule. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. In any event, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant unless expressly authorized by the Plan or necessary to comply with any applicable law, regulation or rule. The Committee may at any time or times amend any outstanding Award for the purpose of satisfying the requirements of any changes in applicable laws or regulations and, with the consent of the Participant, the Committee may make such modifications or amendments to any outstanding Award as it shall deem advisable.

12.      MISCELLANEOUS PROVISIONS.

         12.1 Repurchase Rights. Stock issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

                                     DRAFT

         12.2 Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common shareholders.

         12.3 Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of the Company or a Subsidiary to terminate the Participant's Service at any time. To the extent that an Employee of a Subsidiary receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee's employer or that the Employee has an employment relationship with the Company.

         12.4 Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2 or another provision of the Plan.

         12.5 Other Awards and Compensation. The Plan shall not restrict the authority of the Company, acting directly or by authorization to any committee, for proper corporate purposes, to grant or assume stock options or replacements or substitutions therefore, other than under the Plan, whether in connection with any acquisition or otherwise, and with respect to any employee or other person, or to award bonuses or other benefits to Participants under the Plan in connection with exercises under the Plan or otherwise or to maintain or establish other compensation or benefit plans or practices.

         12.6 Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

         12.7 Termination of Right of Action. Every right of action arising out of or in connection with the Plan by or on behalf of the Company or any Subsidiary, or by any shareholder of the Company against any past, present or future member of the Board or against any employee, or by an employee (past, present or future) against the Company or any Subsidiary shall, irrespective of the place where an action may be brought and irrespective of the place or residence of any such shareholder, director or employee, cease and be barred by the expiration of three years from the date of the act or omission with respect to which such right of action is alleged to have arisen.

         12.8 Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

                                     DRAFT

         12.9 Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Alaska, without regard to its conflict of law rules.

         12.10 Effectiveness of the Plan. The Plan originally became effective on December 20, 1986, and has been amended and restated, the most recent amendment and restatement of which shall, subject to approval by the shareholders of the Company at a meeting of shareholders duly called and held, or by written consent duly given, be effective on the Effective Date.

         IN WITNESS WHEREOF, General Communication, Inc. has executed this Amended and Restated 1986 Stock Option Plan of General Communication, Inc.
effective                     , 2005.



                                   GENERAL COMMUNICATION, INC.


                                   By:

                                   Title:

PROXY                                                                      PROXY


                           GENERAL COMMUNICATION, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

              FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

                                  JUNE 27, 2005

         The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated May 18, 2005 and holding Class A common stock, Class B common stock, or Series B convertible, redeemable, accreting preferred stock of General Communication, Inc. ("Company") of record determined as of April 29, 2005, hereby appoints Ronald A. Duncan, on behalf of the board of directors of the Company, and each of them, the proxy of the undersigned, with full power of substitution, to attend that annual meeting of shareholders, to be held at Josephine's Restaurant on the 15th floor in the Sheraton Hotel at 401 East 6th Avenue in Anchorage, Alaska at 6:00 p.m. (Alaska Daylight Time) on Monday, June 27, 2005 and any adjournment or adjournments of that meeting. The undersigned further directs those holders of this Proxy to vote at that annual meeting, as specified in this Proxy, all of the shares of stock of the undersigned in the Company, which the undersigned would be entitled to vote if personally present, as follows:

         (1) To elect one director, for a three-year term, as part of Class I of our classified board of directors, as identified in this Proxy:

             [ ]  FOR all nominees listed below [ ]  WITHHOLD AUTHORITY
                  (except as marked to the           to vote for all nominiees
                  contrary)                          listed below

                               Class I:  Jerry A. Edgerton

                  Class I presently is composed of two director positions. With one director in that class declining to run for reelection, the board has resolved to reduce its size from eight to seven directors, effective immediately prior to the director election at the 2005 annual meeting.

                  INSTRUCTIONS:

                  To withhold authority under this Proxy to vote for the
             individual nominee, draw a line through the name of the nominee for which you wish the authority to be withheld.

         (2) To approve an amendment to, and ratify a restatement of, our Amended and Restated 1986 Stock Option Plan, including establishing certain incentive stock options, nonstatutory stock options, restricted stock awards and otherwise revising the plan.

                  [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

         (3) To transact in the proxyholder's discretion such other business as may come before that annual meeting of shareholders, including the approval (but not the ratification) of the minutes of the June 3, 2004 annual meeting of shareholders of the Company and other matters as described in the Proxy Statement. As of the record date, the Board was unaware of any other business to be brought at the meeting other than the approval of those minutes.

         Should the undersigned choose to mark this Proxy as withholding authority to vote for one or more nominees as listed above or otherwise as abstaining from a vote on a proposal set forth above, this Proxy will, nevertheless, be used for purposes of establishing a quorum at the annual meeting of shareholders.

         A proxy having conflicting indications of more than one selection on a vote on a nominee or otherwise on a proposal to be addressed at the annual meeting will not be voted on that matter but will be used for purposes of establishing a quorum at the meeting. Voting by proxy is subject to other conditions as set forth in the Proxy Statement. See within the Proxy Statement "Company Annual Meeting: Voting Procedure."

         The undersigned hereby ratifies and confirms all that the proxyholder or the holder's substitute lawfully does or causes to be done by virtue of this Proxy and hereby revokes any and all proxies given prior to this Proxy by the undersigned to vote at the annual meeting of shareholders or any adjournments of the meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting and the Proxy Statement accompanying that notice.


DATED:
                                    Signature of Shareholder
                                    Print Name:


                                    Signature of Shareholder
                                    Print Name:


         Please date this Proxy, sign it above as your name appears printed elsewhere on this Proxy, and return it in the enclosed envelope which requires no postage. Joint owners should each sign personally. When signing as attorney, executor, trustee, guardian, administrator, or officer of a corporation or other entity, please give that title.

         The board recommends a vote "for" proposal nos. (1)-(2). This Proxy, when properly executed, will be voted as directed. If no clear direction is made, it will be voted "for" proposal nos. (1)-(2). If any other business shall be properly presented at the annual meeting, this Proxy will be voted in accordance with the best judgment and discretion of the proxyholder.